REVOLVING CREDIT AGREEMENT


                                             by and between



                                         VPSI, INC., as Borrower,

                                                   and

                        NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), as Lender










                                           February 6, 1996







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                               TABLE OF CONTENTS

                                                                         Page

                                   ARTICLE I

                             Definitions and Terms

         1.01   Definitions................................................  2
         1.02   Accounting Terms........................................... 20

                                  ARTICLE II

                                   The Loans

         2.01   Revolving Credit Facility.................................. 21
         2.02   Payment of Interest........................................ 22
         2.03   Payment of Principal....................................... 22
         2.04   Mandatory Repayments....................................... 24
         2.05   Note   .................................................... 24
         2.06   Reductions................................................. 24
         2.07   Conversions and Elections of Subsequent Interest
                       Periods............................................. 24
         2.08   Fees   .................................................... 25
         2.09   Use of Proceeds............................................ 26
         2.10   Adjustment of Advance Rate................................. 26

                                  ARTICLE III

                        Yield Protection and Illegality

         3.01   Additional Costs........................................... 27
         3.02   Suspension of Loans........................................ 28
         3.03   Illegality................................................. 29
         3.04   Compensation............................................... 29
         3.05   Taxes  .................................................... 30

                                  ARTICLE IV

                          Conditions to Making Loans

         4.01   Conditions of Initial Advance.............................. 32
         4.02   Conditions of Loans........................................ 33

                                   ARTICLE V

                        Representations and Warranties

         5.01   Representations and Warranties............................. 35



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                                                                          Page

                                  ARTICLE VI

                                   SECURITY

         6.01   Security................................................... 43
         6.02   Further Assurances......................................... 43
         6.03   Certificates of Title...................................... 43

                                  ARTICLE VII

                             Affirmative Covenants

         7.01   Financial Reports, Etc..................................... 44
         7.02   Additional Financial Reports, Etc.......................... 45
         7.03   Maintain Properties........................................ 45
         7.04   Existence, Qualification, Etc.............................. 46
         7.05   Regulations and Taxes...................................... 46
         7.06   Insurance.  ............................................... 46
         7.07   True Books................................................. 46
         7.08   Pay Indebtedness to Lenders and Perform Other
                       Covenants........................................... 46
         7.09   Right of Inspection........................................ 46
         7.10   Observe all Laws........................................... 46
         7.11   Officer's Knowledge of Default or Other Events............. 47
         7.12   Suits or Other Proceedings................................. 47
         7.13   Notice of Discharge of Hazardous Material or
                       Environmental Complaint.  .......................... 47
         7.14   Environmental Compliance................................... 47
         7.15   Indemnification............................................ 48
         7.16   Further Assurances......................................... 48
         7.17   ERISA Requirement.......................................... 48
         7.18   Continued Operations....................................... 49
         7.19   Use of Proceeds............................................ 49
         7.20   Repurchase Party........................................... 49
         7.21   Vehicle Turn-in; Vehicle Records........................... 49
         7.22   New Repurchase Agreements.................................. 49

                                 ARTICLE VIII

                         Additional Negative Covenants

         8.01   Indebtedness............................................... 50
         8.02   Transfer of Assets......................................... 50
         8.03   Investments; Acquisitions.................................. 50
         8.04   Liens  .................................................... 50
         8.05   Merger or Consolidation.................................... 51
         8.06   Change in Control.......................................... 51
         8.07   Transactions with Affiliates............................... 51
         8.08   ERISA  .................................................... 51
         8.09   Fiscal Year................................................ 52
         8.10   Dissolution, etc........................................... 52

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                                                                          Page

         8.11   Rate Hedging Obligations................................... 52

                                  ARTICLE IX

                      Events of Default and Acceleration

         9.01   Events of Default.......................................... 53
         9.02   Lender to Act.............................................. 56
         9.03   Cumulative Rights.......................................... 56
         9.04   No Waiver.................................................. 56

                                   ARTICLE X

                                 Miscellaneous

         10.01  Participations............................................. 57
         10.02  Notices.................................................... 57
         10.03  Setoff .................................................... 58
         10.04  Survival................................................... 58
         10.05  Expenses................................................... 59
         10.06  Amendments................................................. 60
         10.07  Counterparts............................................... 60
         10.08  Waivers by Borrower........................................ 60
         10.09  Termination................................................ 60
         10.10  Governing Law.............................................. 61
         10.11  Headings and References.................................... 61
         10.12  Severability............................................... 61
         10.13  Entire Agreement........................................... 61
         10.14  Agreement Controls......................................... 62

EXHIBIT A   Notice of Appointment (or Revocation) of
                       Authorized Representative........................... 65
EXHIBIT B   Form of Borrowing Base Certificate............................. 66
EXHIBIT 1   TO BORROWING BASE CERTIFICATE SALES AND ADVANCE
                       RATE ADJUSTMENT REPORT.............................. 68
EXHIBIT D   Form of Interest Rate Selection Notice......................... 73
EXHIBIT E   Form of Revolving Note......................................... 74
EXHIBIT F   Form of Opinion of Borrower's and Guarantor's
                       Counsel............................................. 79
EXHIBIT G   Form of Guaranty and Suretyship Agreement...................... 80

Schedule 1                          Repurchase Agreements.................. 95
Schedule 2                          Closing Date Vehicles.................. 96
Schedule 5.01(d)                    Subsidiaries and Investments........... 97
Schedule 5.01(f)                    Contingent Liabilities................. 98
Schedule 5.01(g)                    Liens.................................. 99
Schedule 5.01(j)                    Litigation.............................100
Schedule 7.05                       Existing Insurance.....................101
Schedule 8.01                       Indebtedness...........................102


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                          REVOLVING CREDIT AGREEMENT


         THIS REVOLVING CREDIT AGREEMENT, dated as of February 6, 1996 (the "Agreement"), is made by and between:

         VPSI, INC., a Delaware corporation having its principal place of business in Troy, Michigan (the "Borrower"); and

         NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), a national banking association organized and existing under the laws of the United States of America (the "Lender").

                             W I T N E S S E T H:


         WHEREAS, the Borrower has requested that the Lender make available to the Borrower a revolving credit facility of up to $50,000,000, the proceeds of which shall be used to finance the Borrower's van fleet; and

         WHEREAS, the Lender is willing to make such facility available to the Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:








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                                   ARTICLE I

                             Definitions and Terms

         1.01 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Acquire" or "Acquisition", as applied to a Person, means the acquiring or acquisition of a controlling interest in such Person by purchase (including all or substantially all of the assets), exchange, issuance of stock or other securities, or by merger, reorganization or other method;

                  "Advance" means a borrowing under the Revolving Credit Facility consisting of the aggregate principal amount of a Floating Loan or a Eurodollar Loan, as the case may be;

                  "Advance Rate" means 94%, as such rate may be adjusted downward from time to time pursuant to Section 2.10 hereof;

                  "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower; (iii) 10% or more of any class of the outstanding voting stock of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise;

                  "Applicable Margin" means (a) with respect to Eurodollar Loans, 1.25% per annum, and (b) with respect to CD Loans, 1.35% per annum;

                  "Applicable Reserve Percentage" means, for any day, for any CD Loan or Eurodollar Loan with respect thereto, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to
         (i) Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined) in the case of any Eurodollar Loan, or (ii) non-personal Dollar time deposits in an amount of $100,000 or more in the case of any CD Loan, in each case

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         whether or not the Lender has any Eurocurrency liabilities or Dollar time deposits subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the Lender. The Eurodollar Rate or CD Rate, as the case may be, shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Percentage;

                  "Assessment Rate" means the rate per annum (rounded upward to the nearest 1/100 of 1%) determined in good faith by the Lender in accordance with its usual procedures for its customers generally (which determination shall be conclusive absent manifest error) to be the current net assessment rate per annum payable by the Lender to the Federal Deposit Insurance Corporation (or any successor) on such day of determination for insurance on Dollar time deposits of the Lender in the United States. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate;

                  "Assignment of Indebtedness" means the Assignment of Indebtedness and Liens dated as of the date hereof, among CFC, the Borrower and the Lender, pursuant to which CFC has assigned to the Lender the CFC Indebtedness, CFC Indebtedness Documents and CFC's Lien on each of the Closing Date Vehicles;

                  "Assignment of Repurchase Agreement" means each of the Collateral Assignments of Repurchase Agreement substantially in the form of Exhibit A to the Security Agreement, given by the Borrower in favor of the Lender, whereby the Borrower assigns to the Lender all of its rights under a Repurchase Agreement;

                  "Authorized Representative" means any of the President, the Chief Executive Officer, the Treasurer, the Chief Operating Officer or the Vice President of the Borrower or any other person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form attached hereto as Exhibit A;

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body);

                  "Book-Value-to-Proceeds Ratio" means, with respect to any calendar month, the ratio (as reported in the Sales and Advance Rate Adjustment Report for such month) of (i) the aggregate Eligible Net Book Value of Eligible Risk Vehicles and Closing Date Eligible Vehicles sold by the Borrower during

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         such month to (ii) the aggregate of actual net proceeds received by the Borrower on the sales of such Eligible Risk Vehicles and Closing Date Eligible Vehicles;

                  "Borrowing Base" shall mean, at any time, an amount equal to the aggregate (without duplication) of the following:

                           (a) with respect to each Closing Date Eligible
                  Vehicle, the lesser of (i) the Capitalized Cost of such Closing Date Eligible Vehicle, or (ii) the product of the Closing Date Advance Rate and the Eligible Net Book Value of such Closing Date Eligible Vehicle, plus

                           (b) with respect to each Eligible Repurchase Vehicle (other than a Closing Date Vehicle), the Eligible Net Book Value of such Eligible Repurchase Vehicle, plus

                           (c) with respect to each Eligible Risk Vehicle
                  (other than a Closing Date Vehicle), the product of the Advance Rate and the Eligible Net Book Value of such Eligible Risk Vehicle, plus

                           (d)      the Eligible Repurchase Receivables;

                  "Borrowing Base Certificate" means a certificate of an Authorized Representative in the form attached hereto as Exhibit B;

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance, in the form attached hereto as Exhibit C;

                  "Business Day" means any day which is not a Saturday, Sunday or a day on which banks in the States of Florida and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed;

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with Generally Accepted Accounting Principles as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof;

                  "Capitalized Cost" means for each Vehicle, the price paid for such Vehicle by the Borrower to the Dealer, including dealer profit not to exceed $200 and delivery charges but excluding taxes and any registration or titling fees (or, in the case of a Vehicle which was not new when acquired by the Borrower, if less, the purchase price thereof exclusive of taxes and any registration or titling fees or other charges), provided that the Capitalized Cost for a Closing Date Vehicle shall be the amount set forth for such Vehicle on Schedule 2 attached hereto (as such Schedule shall be revised by the

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         Borrower pursuant to Section 7.01(g), provided that the aggregate
         Capitalized Cost of all of the Closing Date Vehicles shall be $36,280,649);

                  "CD Base Rate" means, for any CD Loan, the rate of interest expressed as a percentage and rounded upwards if necessary to the nearest 1/100 of 1%) determined in good faith by the Lender in accordance with the usual procedures for its customers generally (which determination shall be conclusive absent manifest error) to be the average of the secondary market bid rates at approximately 10:00 A.M. Charlotte, North Carolina time on each day of at least two dealers of recognized standing in negotiable certificates of deposit for the purchase at face value of negotiable certificates of deposit of major money center banks for delivery on such day in an amount approximately equal to the principal amount of such CD Loan for a period of 90 days;

                  "CD Loan" means a Loan for which the rate of interest is determined by reference to the CD Rate;

                  "CD Rate" means, for any CD Loan, the rate of interest per annum determined by the following formula:

         CD Rate =     CD Base Rate
                   --------------------------------- + Assessment  + Applicable
                   1- Applicable Reserve Percentage       Rate         Margin

                  "Certificate of Title" means, for each Vehicle, the manufacturer's certificate or statement of origin, the certificate of title, certificate of ownership, bill of sale or any such other instrument evidencing the ownership of such Vehicle and, where the context requires, the one such instrument evidencing the ownership of such Vehicle;

                  "CFC" means Chrysler Financial Corporation, a Michigan corporation;

                  "CFC Indebtedness" means any and all Indebtedness owed by the Borrower to CFC (i) the proceeds of which were used to finance or refinance any of the Closing Date Vehicles or (ii) which Indebtedness is secured by any of the Closing Date Vehicles;

                  "CFC Indebtedness Documents" means, collectively, all notes, agreements, security agreements, lien documents, and other instruments relating to the CFC Indebtedness or any Liens securing such Indebtedness;

                  "Clear Certificate of Title" means, with respect to any Vehicle, the Certificate of Title for such vehicle if the Lender (or an agent designated by the Lender) shall have received, in form and substance satisfactory to the Lender, the Certificate of Title and duly executed and authorized

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         releases or assignments, together with a copy of the duly executed power of attorney, if applicable, with respect to any Liens of third Persons which appear on the records of any jurisdiction or which have been filed with respect to such vehicle or which have otherwise been granted to, or created in favor of, the applicable lienholder, including, without limitation, any Lien noted on the Certificate of Title for such Vehicle;

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower and the Lender and on which the conditions set forth in Section 4.01 hereof have been satisfied;

                  "Closing Date Advance Rate" means 100%, as such rate may be adjusted downward from time to time pursuant to Section 2.10 hereof;

                  "Closing Date Vehicles" means, collectively, each of the Vehicles identified on Schedule 2 attached hereto;

                  "Closing Date Eligible Vehicles" means, collectively, each of the Closing Date Vehicles which is an Eligible
         Vehicle;

                  "Closing Date Indebtedness" means any and all Indebtedness (including without limitation the CFC Indebtedness, but excluding the Obligations under this Agreement) which (i) was incurred on or prior to the Closing Date by the Borrower to finance or refinance any of the Closing Date Vehicles, or (ii) is secured by any of the Closing Date Vehicles;

                  "Closing Date Indebtedness Documents" means, collectively, all notes, agreements, security agreements, lien documents, and other instruments relating to any Closing Date Indebtedness or any Liens securing such Indebtedness;

                  "Code" means the Internal Revenue Code of 1986, as amended, any successor provision or provisions and any regulations promulgated thereunder;

                  "Collateral" means, collectively, the Vehicles, the Repurchase Agreements, the Repurchase Receivables, the Closing Date Indebtedness, the Closing Date Indebtedness Documents, and any other property of the Borrower or any other Person from time to time securing any of the Obligations;

                  "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation

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         of the audited financial statements of the Borrower referred to in Section 5.01(f)(i) hereof;

                  "Dealer" means any Person (including a Repurchase Party) from whom the Borrower purchases Eligible Vehicles, and shall include dealers of Repurchase Parties whose vehicles, when sold to the Borrower, constitute Eligible Vehicles;

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder;

                  "Depreciation Rate" means, (a) with respect to each Repurchase Vehicle, the monthly depreciation charge, if any, set forth in the respective Repurchase Agreement, or, if there is no such charge, then a monthly depreciation charge of 1.65% per month, and
         (b) with respect to each Risk Vehicle, a monthly depreciation charge of 1.65% per month;

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America;

                  "Eligible Net Book Value" means, as to any Eligible Vehicle as of any date of determination, the total of (a) its Capitalized Cost, less (b) accrued depreciation for such Eligible Vehicle using a depreciation rate which is not less than 100% of the Depreciation Rate applicable thereto;

                  "Eligible Repurchase Party" means a Repurchase Party which is not the subject of a Repurchase Party Default or a Repurchase Party Adverse Change;

                  "Eligible Repurchase Receivables" means, at any time of determination, all payments due from and payable by an Eligible Repurchase Party, the amount of which shall be deemed to be the sum of the Eligible Net Book Values of the related Eligible Repurchase Vehicles on their respective Repurchase Dates, resulting from the acceptance of such Eligible Repurchase Vehicles by the Repurchase Party for repurchase under a Repurchase Agreement with such Repurchase Party, which, in any case, are assigned to the Lender under the Security Agreement and are not unpaid for more than ninety
         (90) days after the respective Repurchase Dates for such Eligible Vehicles. Payments which would otherwise constitute Eligible Repurchase Receivables shall not constitute Eligible Repurchase Receivables if they are due from and payable by a Repurchase Party which has become subject to a Repurchase Party Default;

                  "Eligible Repurchase Vehicles" means, collectively, Eligible Vehicles that are Repurchase Vehicles;


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                  "Eligible Risk Vehicles" means, collectively, Eligible
         Vehicles that are Risk Vehicles;

                  "Eligible Securities" means the following obligations:

                           (a) Government Securities;

                           (b) the following debt securities of the following
                  agencies or instrumentalities of the United States of America if at all times the full faith and credit of the United States of America is pledged to the full and timely payment of all interest and principal thereof:

                                    (i) all direct or fully guaranteed
                           obligations of the United States Treasury; and

                                    (ii) mortgage-backed securities and
                           participation certificates guaranteed by the
                           Government National Mortgage Association;

                           (c) the following obligations of the following
                  agencies or instrumentalities of the United States of
                  America:
                                    (i) participation certificates and debt
                           obligations of the Federal Home Loan Mortgage Corporation;

                                    (ii) consolidated debt obligations, and
                           obligations secured by a letter of credit, of the Federal Home Loan Banks; and

                                    (iii) debt obligations and mortgage-backed
                           securities of the Federal National Mortgage
                           Association which have not had the interest portion thereof severed therefrom;

                           (d) obligations of any corporation organized under
                  the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                           (e) interest bearing demand or time deposits issued
                  by the Lender or certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated A-3 or better by S&P or A or better by Moody's;


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                           (f) Pre-Refunded Municipal Obligations;

                           (g) shares of mutual funds which invest in
                  obligations described in paragraphs (a) through (g) above, the shares of which mutual funds are at all times rated "AAA" by S&P; and

                           (h) asset-backed remarketed certificates of
                  participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's;

                  Obligations listed in paragraphs (a), (b) and (c) above which are in book-entry form must be held in a trust account with the Federal Reserve Bank or with a clearing corporation or chain of clearing corporations which has an account with the Federal Reserve Bank;

                  "Eligible Vehicles" means, collectively, vehicles owned by the Borrower (not to include vehicles leased to Borrower) and included in the Borrower's vehicle rental fleet the purchase of which was financed or refinanced with the proceeds of an Advance hereunder, and with respect to which, in each case, the Borrower has granted to the Lender (or an agent designated by the Lender) a first priority Lien under the Security Agreement and:

                           (a) such Lien has become perfected and is of first
                  priority in accordance with the priority and perfection rules of each applicable jurisdiction (such perfection to include, without limitation (except for Liens on vehicles subject to Certificates of Title issued by states where the lien of a creditor cannot be indicated on the Certificate of Title, but where the security interest in which can be perfected notwithstanding such absence of indication), the due notation on the Vehicle's Certificate of Title of the Lien of the Lender (or an agent designated by the Lender) in the form and otherwise as required by the applicable jurisdiction; or

                           (b) the Borrower has delivered to the Lender (or an
                  agent designated by the Lender) Clear Certificates of Title, which Clear Certificates of Title are held by the Lender (or an agent designated by the Lender) on behalf of the Lender in the Restricted Space;

         provided, however, that if the respective Repurchase Party for an Eligible Repurchase Vehicle becomes subject to a Repurchase Party Default, then such Vehicle shall no longer be an Eligible Vehicle;

                  "Environmental Laws" means, collectively, the
         Comprehensive Environmental Response, Compensation and

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         Liability Act of 1980, as amended, the Superfund Amendments and
         Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or applicable published local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material;

                  "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, all as the same shall be in effect at such date;

                  "Eurodollar Business Day" means a Business Day on which the relevant international financial markets are open for the transaction of the business contemplated by this Agreement in London, England and New York, New York;

                  "Eurodollar Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate;

                  "Eurodollar Rate" means, for the Interest Period for any Eurodollar Loan, the rate of interest per annum determined pursuant to the following formula:


                                 Interbank Offered Rate
         Eurodollar Rate =  ---------------------------------- +  Applicable
                            1 - Applicable Reserve Percentage       Margin



                  "Event of Default" means any of the occurrences set forth as such in Section 9.01 hereof;

                  "Existing Credit Agreement" means the First Amended and Restated Credit Agreement dated as of January 12, 1995, among Team Fleet Services Corporation, the Guarantor and NBD Bank, N.A.;

                  "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100% of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Lender on such day on transactions of similar tenor,

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         credit and amount as the tenor, credit and amount of the
         applicable Loan hereunder;

                  "Fiscal Year" means the fiscal year of the Borrower ending on December 31st of each year;

                  "Floating Rate" means (i) in the case of a Reference Loan, the Reference Rate, and (ii) in the case of a CD Loan, the CD Rate;


                  "Floating Rate Loan" means a Loan which is either a Reference Loan or a CD Loan;

                  "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America;

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether of a state of the United States, the United States or a foreign governmental entity;

                  "Guarantor" means Team Rental Group, Inc., a Delaware corporation;

                  "Guaranty" means the Guaranty and Suretyship Agreement of even date herewith by the Guarantor in favor of the Lender, in the form of Exhibit G attached hereto, as the same may be amended, modified or supplemented from time to time;

                  "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law;

                  "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such

         Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, all Rate Hedging Obligations and other items which in accordance with Generally Accepted Accounting Principles is classified as a liability on a balance sheet other than accrued expenses and accrued taxes; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include partners' capital, surplus and retained earnings, minority interest in Subsidiaries, lease obligations (other than pursuant to Capital Leases), reserves for current and deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations;

                  "Indebtedness for Money Borrowed" means all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements);

                  "Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16th) of one percent) per annum rate of interest determined by the office of the Lender then determining such rate (each such determination to be conclusive and binding) as of two Eurodollar Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by the Lender to major banks in the applicable interbank market for Eurodollar deposits at any time during the Eurodollar Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the Eurodollar Loan. If no such offers or quotes are generally available for such amount, the Lender shall be entitled to determine the Eurodollar Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available;

                  "Interest Period" for each Eurodollar Loan means a period commencing on the date such Eurodollar Loan is made or converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Eurodollar Loan, and ending, at the Borrower's option, on the date one, two or three months thereafter as notified to the Lender by the Authorized Representative three (3) Eurodollar

         Business Days prior to the beginning of such Interest Period; provided, that,

                       (i) if the Authorized Representative fails to notify
                  the Lender of the length of an Interest Period three (3) Eurodollar Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Reference Loan as of the first day thereof;

                      (ii) if an Interest Period for a Eurodollar Loan would
                  end on a day which is not a Eurodollar Business Day such Interest Period shall be extended to the next Eurodollar Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day); and

                     (iii) there shall not be more than five (5) Interest
                  Periods in effect on any day;

                  "Interest Rate Selection Notice" means the telephonic or telefacsimile request of an Authorized Representative to elect a subsequent Interest Period for or to convert a Loan or Loans of any type hereunder, as such election or conversion shall be otherwise permitted herein. Any Interest Rate Selection Notice shall be binding on and irrevocable by the Borrower and if telephonic shall be confirmed by facsimile transmission delivered to the Lender, effective upon receipt, on the same Business Day upon which the telephonic request is made, by the Authorized Representative in the form attached hereto as Exhibit D;

                  "Investment Grade Rating" means, with respect to a Person, a rating of the senior, unsecured long-term debt of such Person or, if such Person does not have a senior, unsecured long-term debt rating from Moody's and S&P, such Person's parent corporation, of Baa3 or higher by Moody's and BBB- or higher by S&P;

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owners of any property which either of them have acquired or hold subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes;

                  "Loan" or "Loans" means any of the Eurodollar Loans or Floating Rate Loans;

                  "Loan Documents" means this Agreement, the Note, the Guaranty, the Security Agreement, the Assignments of Repurchase Agreements, the Assignment of Indebtedness, and all other instruments and documents heretofore or hereafter executed or delivered to and in favor of the Lender (or an agent designated by the Lender) in connection with the Loans made under this Agreement, as the same may be amended, modified or supplemented from the time to time;

                  "Moody's" means Moody's Investors Service, Inc., a Delaware corporation;

                  "Multi-employer Plan" means an employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is also a multi-employer plan as defined in Section 4001(a)(3) of ERISA;

                  "Note" means the promissory note of the Borrower evidencing Loans executed and delivered to the Lender as provided in Section
         2.05 hereof substantially in the form attached hereto as Exhibit E;

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Note, (ii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lender hereunder, under any one or more of the other Loan Documents or with respect to the Loans, and (iii) the payment and performance of all obligations of the Borrower to the Lender under the Closing Date Indebtedness Documents or with respect to the Closing Date Indebtedness (as assigned to the Lender pursuant to the Assignment of Indebtedness);

                  "Person" means an individual, partnership, corporation, trust, limited liability company, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof;

                  "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government

         Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants;

                  "Prime Rate" means the rate of interest per annum announced publicly by the Lender as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender;

                  "Principal Office" means the office of the Lender at Independence Center, 15th Floor, Charlotte, North Carolina 28255, Attention: Corporate Credit Services or such other office and address as the Lender may from time to time designate;

                  "Rate Hedging Obligations" means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing;

                  "Reference Rate" means the greater of (i) the Prime Rate or
         (ii) the Federal Funds Effective Rate plus one-half percent (1/2%);

                  "Reference Loan" means a Loan which bears interest at the Reference Rate. Any change in the Federal Funds Effective Rate or the Prime Rate shall be effective as of 12:01 A.M. on the date of any change in the Federal Funds Effective Rate or Prime Rate giving rise thereto;

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time;

                  "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes the Lender, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by the Lender with any request or directive regarding capital adequacy, including with respect to "highly leveraged transactions," whether or not having the force of law, whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof;

                  "Repurchase Agreement" means each fleet incentive program offered through an Eligible Repurchase Party together with the repurchase agreement or guaranteed depreciation agreement among the Borrower and such Eligible Repurchase Party relating to such fleet incentive program and pursuant to which such Eligible Repurchase Party agrees to repurchase vehicles sold to the Borrower thereunder or to reimburse the Borrower in respect of shortfalls in resale prices of vehicles upon terms and conditions set forth therein, and with respect to which the Borrower has complied with Sections 7.19 and 7.21 hereof, including the obtaining of such consent or approval of the Lender as may be required thereby, including the Repurchase Agreements in effect on the Closing Date as set forth on Schedule 1 hereto, together with any amendment, supplement or modification thereto allowed pursuant to the terms hereof and thereof and any similar agreements entered into from time to time for the purpose of financing Vehicles hereunder by the Borrower and an Eligible Repurchase Party with respect to which the Borrower has complied with Sections 7.19 and 7.21 hereof; provided that (i) with respect to any new repurchase agreement (including a repurchase agreement of a new Repurchase Party) that is proposed for consideration after the date hereof as a Repurchase Agreement, prior to such new repurchase agreement constituting a "Repurchase Agreement" hereunder, the Lender has been given not less than ten (10) days notice (or such shorter period of time as shall be acceptable to the Lender) of a draft of such new repurchase agreement as it then exists at the time of such notice (and shall be provided a final copy of such new repurchase agreement promptly upon its being available) and shall have consented to the inclusion of such new repurchase agreement as a "Repurchase Agreement" hereunder and (ii) with respect to any change in the terms of any existing Repurchase Agreement, prior to such Repurchase Agreement constituting a "Repurchase Agreement" hereunder, the Lender shall have been provided in writing a copy of such change and shall have consented to such change in the terms thereof;

                  "Repurchase Date" means, with respect to any Eligible Vehicle, the date on which the applicable Repurchase Party accepts such Eligible Vehicle for repurchase under the terms of the applicable Repurchase Agreement and becomes obligated to pay the Repurchase Price thereof;

                  "Repurchase Party" means any Person approved by the Lender hereunder as a "Repurchase Party" in respect of Eligible Vehicles acquired by the Borrower and which enters into a Repurchase Agreement in accordance with Section 7.19 hereof;

                  "Repurchase Party Adverse Change" means, with respect to any Repurchase Party, (a) the occurrence of any material adverse effect upon the ability of such Person to perform, or a material default, under one or more of its Repurchase Agreements, in any case, resulting from any act, omission, situation, status, event or undertaking, either singly or taken together (as determined by the Lender); or (b) the failure of such Person to have an Investment Grade Rating;

                  "Repurchase Party Default" means, with respect to any Repurchase Party, (a) the filing of a petition, answer or consent by or against such Person seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other United States or foreign similar law, or the consenting by such Person to the institution of proceedings thereunder against such Person or to the filing of any such petition or to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Person, or of any substantial part of its properties, or the making by such Person of a general assignment for the benefit of creditors or such Person's failure generally to pay its debts as they become due, or the taking of any action in furtherance of any such action; or (b) the entry of a decree or order for relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or similar United States of foreign law, with respect to such Person, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for such Person, or for any substantial part of its properties, or ordering the winding-up or liquidation of its affairs, or the filing of an involuntary petition against such Person and the entry of a temporary stay, which petition and stay is not being diligently contested or which petition and stay has continued undismissed for a period of sixty (60) consecutive days; or (c) a proceeding shall be commenced by such person, or by any governmental authority having jurisdiction over such Person, seeking to establish the invalidity or unenforceability of all or any portion of any Repurchase Agreement (exclusive of questions of interpretation of any provision thereof), or such Person shall deny any obligation (i) to repurchase Eligible Vehicles or (ii) to make any material payments, in each case, under any of its Repurchase Agreements;

                  "Repurchase Price" means the price at which a Repurchase Party is obligated, upon acceptance, to repurchase or has repurchased an Eligible Vehicle pursuant to a Repurchase Agreement;

                  "Repurchase Receivable" means all payments due from and payable by a Repurchase Party (i) in respect of the repurchase price for a Vehicle tendered by or on behalf of the Borrower and accepted by the Repurchase Party under the applicable Repurchase Agreement or
         (ii) in respect of the deficiency of the resale price of a Vehicle under the amount guaranteed or otherwise provided as the basis for computing payments due the Borrower under the applicable Repurchase Agreement;

                  "Repurchase Vehicles" means, collectively, Vehicles which have been purchased under a Repurchase Agreement and are subject to repurchase under a Repurchase Agreement (which Repurchase Agreements have been consented to by the Lender);

                  "Restricted Space" shall have the meaning assigned thereto in the Security Agreement;

                  "Revolving Credit Advance Account" means an account on the books of the Lender in which

                       (i) each Advance by the Lender pursuant to Section 2.01
                  shall be debited thereto by recording therein on the date of such Advance a debit entry in the amount of such Advance; and

                      (ii) each payment made to the Lender for credit to the
                  Revolving Credit Advance Account shall be credited thereto by recording therein on the date paid to the Lender a credit entry in the amount of such payment;

                  "Revolving Credit Commitment" means the obligation of the Lender to make Loans to the Borrower up to an aggregate principal amount at any one time outstanding of $50,000,000;

                  "Revolving Credit Debit Balance" means an amount equal to the excess, if any, of all debit entries over all credit entries required to be recorded pursuant to Section 2.01 hereof in a Revolving Credit Advance Account of the Lender up to and including the date of computation;

                  "Revolving Credit Facility" means the facility described in Article II hereof providing for Loans to the Borrower by the Lender in the aggregate principal amount of up to the Revolving Credit Commitment;

                  "Revolving Credit Termination Date" means (i) July 6, 1996, or (ii) such earlier date of termination of Lender's obligations pursuant to Section 9.01 upon the occurrence of an Event of Default, or (iii) such earlier date as the Borrower enters into a conduit facility for the financing of any of the Eligible Vehicles, or (iv) such date as the Borrower may voluntarily permanently terminate the Revolving Credit Facility by payment in full of all Obligations;

                  "Risk Vehicles" means, collectively, all Vehicles other than Repurchase Vehicles;

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill;

                  "Sales and Advance Rate Adjustment Report" means a certificate of an Authorized Representative in the form attached as
         Exhibit 1 to Exhibit B hereto;

                  "Security Agreement" means the Security Agreement of even date herewith between the Borrower and the Lender, as amended, modified or supplemented from time to time;

                  "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is not a Multi-employer Plan;

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (i) the fair value of its assets is in excess of
                  the total amount of its liabilities, including, without limitation, contingent obligations; and

                           (ii) it is then able and expects to be able to pay
                  its debts as they mature; and

                           (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries;

                  "Swap Agreement" means one or more agreements with respect to Indebtedness evidenced by the Note between the Borrower the Lender, on terms mutually acceptable to such

         Borrower and such Person, which agreements create Rate Hedging Obligations;

                  "Upfront Fee" means the fee payable by the Borrower to the Lender pursuant to Section 2.08(b);

                  "Unused Fee" means the fee payable by Borrower to the Lender pursuant to Section 2.08(a);

                  "Vehicles" shall mean all of the Borrower's now existing and hereafter acquired motor vehicle inventory consisting of vans of all types and descriptions, whether held for sale, lease or rental purposes, the acquisition or refinancing of which are financed pursuant to this Agreement.

         1.02 Accounting Terms. All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

                                  ARTICLE II

                                   The Loans

         2.01      Revolving Credit Facility

         (a) Commitment. Subject to the terms and conditions of this Agreement, the Lender agrees to make Advances to the Borrower, from time to time from the Closing Date until the Revolving Credit Termination Date, provided, however, that each Advance shall be used to purchase the CFC Indebtedness and related Eligible Vehicles on the Closing Date, or to purchase Eligible Vehicles after the Closing Date, and the amount of an Advance shall be no greater than the Borrower's actual purchase price for the respective Indebtedness or Vehicles (as specified on the respective Borrowing Notice); provided, further that the Borrower's purchase price for an Eligible Vehicle shall be no greater than the Eligible Net Book Value of such Vehicle; provided further, that the Lender will not be required and shall have no obligation to make any Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Lender has accelerated the maturity of the Note as a result of an Event of Default; and provided further that immediately after giving effect to each Advance, the principal amount of outstanding Loans shall not exceed the lesser of the Revolving Credit Commitment or the Borrowing Base. Within such limits, the Borrower may borrow, repay and reborrow hereunder, on a Business Day in the case of a Floating Rate Loan and on a Eurodollar Business Day in the case of a Eurodollar Loan, from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (x) no Eurodollar Loan shall be made which has an Interest Period that extends beyond the Revolving Credit Termination Date and (y) each Eurodollar Loan may, subject to the provisions of Section 2.07, be repaid only on the last day of the Interest Period with respect thereto.

         (b) Amounts. Except as otherwise permitted by the Lender from time to time, the aggregate unpaid principal amount of the Loans shall not exceed at any time, an amount equal to the lesser of the Total Revolving Credit Commitment or the Borrowing Base. Each Loan hereunder and each conversion under Section 2.07 shall be in an amount of at least $100,000 or an integral multiple of $10,000.

         (c) Advances. (i) An Authorized Representative shall give the Lender
(1) at least three (3) Eurodollar Business Days' irrevocable telephonic or telefacsimile notice of each Eurodollar Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Floating Rate Loans to Eurodollar Loans or the continuation of a Eurodollar Loan for an additional Interest Period) prior to 10:30 A.M., Charlotte, North Carolina time; and (2) irrevocable telephonic notice of each Floating Rate Loan representing an additional borrowing hereunder prior to 10:30 A.M. Charlotte, North Carolina time on the day of such proposed Floating Rate Loan. Each such Borrowing Notice, which shall be effective upon receipt by the Lender, shall specify the amount of the borrowing, the type (Reference, CD or Eurodollar) of Loan, the date of borrowing and, if a Eurodollar Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Lender written confirmation of each such telephonic notice on the same day by telefacsimile transmission in the form attached hereto as Exhibit C or D, as applicable, with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice.

         (ii) Not later than 2:00 P.M., Charlotte, North Carolina time on the date specified for each borrowing under this Section 2.01, the Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans to be made by it on such day available to the Borrower by delivery of the proceeds thereof to the respective Dealer (or finance source of a Dealer) as required pursuant to Section 2.09 hereof and as directed in the applicable Borrowing Notice by the Authorized Representative.

         2.02 Payment of Interest. (a) The Borrower shall pay interest to the Lender on the outstanding and unpaid principal amount of each Loan made by the Lender for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Reference Rate for Reference Loans, applicable CD Rate for CD Loans or applicable Eurodollar Rate for Eurodollar Loans, as designated by the Authorized Representative pursuant to Section 2.01 hereof or as otherwise provided herein; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter (i) in the case of a Eurodollar Loan, until the end of the Interest Period with respect to such Eurodollar Loan, at a rate of two percent (2%) above such Eurodollar Rate and (ii) thereafter, and with respect to Floating Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Reference Rate or the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

         (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed. Interest on each Loan shall be paid (a) quarterly in arrears on the last Business Day of each calendar quarter commencing March 31, 1996, on each Floating Rate Loan,
(b) on the last day of the applicable Interest Period for each Eurodollar Loan, and (c) upon payment in full of the principal amount of the Loan at the Revolving Credit Termination Date.

         2.03 Payment of Principal. (a) The principal amount of each Loan shall be due and payable to the Lender in full on the

Revolving Credit Termination Date. The duration of the initial Interest Period for each Loan that is a Eurodollar Loan shall be as specified in the initial Borrowing Notice. The Borrower shall have the option to elect the duration of subsequent Interest Periods and to convert the Loans in accordance with
Section 2.07 hereof. If the Lender does not receive a notice of election of duration of an Interest Period or to convert by the time prescribed by Section
2.07 hereof, the Borrower shall be deemed to have elected to convert such Loan to (or continue such Loan as) a Reference Loan until the Borrower notifies the Lender in accordance with Section 2.07. If Borrower shall elect that a Loan bear interest at the Floating Rate, then such Floating Rate Loan shall continue until converted by Borrower as provided in Section 2.07.

         (b) Each payment of principal (including any prepayment) and payment of interest shall be made to the Lender at the Principal Office in Dollars and in immediately available funds before 2:00 P.M. Charlotte, North Carolina time on the date such payment is due. The Lender may at the written direction of the Borrower, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Lender. Except for permanent reductions of the Revolving Credit Facility as provided in Section 2.06, the Borrower shall give the Lender one (1) Business Day prior telephonic notice of any payment of principal, such notice to be given by not later than 11:00 a.m. Charlotte, North Carolina time, on the date of such payment.

         (c) The Lender shall deem any payment by or on behalf of the Borrower hereunder that is not made both (a) in Dollars and in immediately available funds and (b) prior to 2:00 P.M. Charlotte, North Carolina time to be a non-conforming payment. Any such payment shall not be deemed to be received by the Lender until the time such funds become available funds. Any non-conforming payment may constitute or become a Default or Event of Default. The Lender shall give prompt telephonic notice to the Authorized Representative (confirmed in writing) if any payment is non-conforming. If (i) a non-conforming payment is made and the Lender gives the Borrower the notice required by this Section, and (ii) Borrower fails to make a conforming payment prior to 4:00 P.M. on such day, then interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at a rate of interest per annum which shall be two percent (2%) above the Reference Rate or the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

         (d) In the event that any payment hereunder or under the Note becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business

Day; provided that interest shall continue to accrue during the period of any such extension.
         2.04  Mandatory Repayments.

         (a) Depreciation Payments. Within ten (10) days after the end of each calendar month, the Borrower shall pay to the Lender an amount equal to the aggregate of the depreciation on each Eligible Vehicle during such month, calculated over the course of such month at the Applicable Depreciation Rate multiplied by the Eligible Net Book Value (as at the beginning of such month) for each Eligible Vehicle. Such payments shall be applied by the Lender to any outstanding principal or accrued interest on the Loans.

         (b) Vehicle Sales. Immediately after the sale of any Eligible Vehicle, the Borrower shall pay to the Lender an amount equal to the Eligible Net Book Value of such Vehicle immediately prior to such sale.

         (c) All amounts paid to the Lender pursuant to Section 2.04(a) or (b) above may be applied by the Lender to any outstanding principal or accrued interest on the Loans, or to any other amount then due and owing pursuant to this Agreement or any other Loan Documents.

         2.05 Note. Loans made by the Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, the promissory note payable to the order of the Lender in the amount of the Revolving Credit Commitment, which Note shall be dated the Closing Date and shall be duly completed, executed and delivered by the Borrower.

         2.06 Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time (but not more frequently than once during each fiscal quarter), upon not less than two (2) Business Days written notice to the Lender to reduce the Revolving Credit Commitment. Each such reduction shall be in the aggregate amount of $500,000 or such greater amount which is in an integral multiple of $500,000, and shall permanently reduce the Revolving Credit Commitment. No such reduction shall result in the payment of any Eurodollar Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under Section 3.04. Each reduction of the Revolving Credit Commitment shall be accompanied by payment of the Note to the extent that the sum of the Revolving Credit Debit Balance exceeds the lesser of the Revolving Credit Commitment or the Borrowing Base, after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         2.07 Conversions and Elections of Subsequent Interest Periods. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Sections 3.01(b), 3.02 and 3.03 hereof, the Borrower may:

         (a) upon notice to the Lender on or before 10:30 A.M. Charlotte, North Carolina time on any Business Day convert all or a part of Eurodollar Loans to Floating Rate Loans on the last day of the Interest Period for such Eurodollar Loans;

         (b) on three (3) Eurodollar Business Days' notice to the Lender on or before 10:30 A.M. Charlotte, North Carolina time:

                  (i) elect a subsequent Interest Period for all or a portion of Eurodollar Loans to begin on the last day of the current Interest Period for such Eurodollar Loans;

                  (ii) convert Floating Rate Loans to Eurodollar Loans on any date.

         (c) upon notice to the Lender on or before 10:30 A.M. Charlotte, North Carolina time on any Business Day convert any type of Floating Rate Loan (Reference or CD) to another type of Floating Rate Loan on any date;

         Notice of any such elections or conversions shall be in the form of Exhibit D attached hereto and shall specify the effective date of such election or conversion and the Interest Period to be applicable to the Loan as continued or converted, it being understood that conversions may be made by telephonic notice to Lender, immediately confirmed in writing in the form of Exhibit D. Each election and conversion pursuant to this Section 2.07 shall be subject to the limitations on Eurodollar Loans set forth in the definition of "Interest Period" herein and in Sections 2.01, 2.02 and Article IV hereof.

         2.08  Fees.

         (a) Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Facility has terminated), the Borrower agrees to pay to the Lender an Unused Fee equal to three-tenths of one percent (.30%) per annum times the sum of the daily amount by which the Revolving Credit Commitment exceeds the sum of the average daily Revolving Credit Debit Balance. Such payments of fees provided for in this Section shall be due in arrears on the last Business Day of each calendar quarter beginning March 31, 1996 to and on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Facility has terminated). Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         (b) Upfront Fee. In addition to the foregoing, the Borrower shall pay to the Lender on or before the Closing Date the Upfront

(the "Upfront Fee") required pursuant to a letter agreement of even date herewith between the Borrower and the Lender.

         2.09 Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower (i) to finance its purchase of Eligible Vehicles, and (ii) to purchase the entire CFC Indebtedness and the CFC Indebtedness Documents. The proceeds of Loans used to purchase the CFC Indebtedness and CFC Indebtedness Documents shall be paid directly by NationsBank to CFC. The proceeds of Loans used to finance the purchase of Eligible Vehicles shall be paid directly by NationsBank to the Dealer (or the financing source of the Dealer) selling such Vehicles to the Borrower (as specified in the respective Borrowing Notice).

         2.10 Adjustment of Advance Rate. Within ten (10) days after the end of each calendar month (each, a Determination Month"), the Borrower shall deliver to the Lender a Sales and Advance Rate Adjustment Report pursuant to
Section 7.01(e) hereof. Commencing on the date of the Lender's receipt of such report, the Advance Rate for Eligible Risk Vehicles (other than Closing Date Vehicles) and the Closing Date Advance Date for Closing Date Eligible Vehicles (as used in the Borrowing Base) shall each be adjusted as follows: If the Book-Value-to-Proceeds Ratio for such month is greater than or equal to .98 to 1.00, then the Advance Rate shall be 94% and the Closing Date Advance Rate shall be 100%. If the Book-Value-to-Proceeds Ratio is less than .98 to 1.00, then the Advance Rate shall be a percentage calculated according to the following equation:

         Advance Rate  =  94% -  (1.00 - Book-Value-to-Proceeds Ratio)1


and the Closing Date Advance Rate shall be a percentage calculated according to the following equation:

         Closing Date Advance Rate = 100% - (1.00 - Book-Value-to- Proceeds Ratio)1

- --------
(1) Expressed as a percentage.

                                  ARTICLE III

                        Yield Protection and Illegality

         3.01 Additional Costs. (a) The Borrower shall promptly pay to the Lender from time to time, without duplication, such amounts as the Lender may determine to be necessary to compensate it for any costs incurred by the Lender which it determines are attributable to its making or maintaining any Loan or its obligation to make any Loans, or any reduction in any amount receivable by the Lender under this Agreement or the Note in respect of any of such Loans or such obligation, including reductions in the rate of return (without any mark-up) on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), in each case resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to the Lender under this Agreement or the Note in respect of any of such Loans (other than taxes imposed on or measured by the income, revenues or assets); or (ii) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender (other than any such reserve, deposit or requirement reflected in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, in each case computed in accordance with the respective definitions of such terms set forth in Section 1.01 hereof); or (iii) has or would have the effect of reducing the rate of return on capital of any the Lender to a level below that which the Lender could have achieved but for such Regulatory Change (taking into consideration the Lender's policies with respect to capital adequacy); or (iv) imposes any other condition adversely affecting the Lender under this Agreement or the Note (or any of such extensions of credit or liabilities) which condition has been imposed upon the Lender as well as other lending institutions that are similarly situated for general purposes and not as a penalty or fine for the Lender's action or failure to act. The Lender will notify the Authorized Representative of any event occurring after the Closing Date which would entitle it to compensation pursuant to this Section 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

         (b) Without limiting the effect of the foregoing provisions of this
Section 3.01, in the event that, by reason of any Regulatory Change, the Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the Borrower, the obligation hereunder of the Lender to make, and to convert Floating Rate Loans into, Eurodollar Loans that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and the Borrower shall, on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Loans convert such Eurodollar Loans into Floating Rate Loans.

         (c) Determinations by the Lender for purposes of this Section 3.01 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make, Loans hereunder, or on amounts receivable by the Lender in respect of Loans, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis taking into account the Lender's reasonable policies as to the allocation of capital, costs and other items. The Lender requesting such compensation shall furnish to the Authorized Representative an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth the Lender's determination of any such Additional Costs.

         3.02 Suspension of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Loan for any Interest Period, the Lender determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

                  (a) quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Eurodollar Loan as provided in this Agreement; or

                  (b) the relevant rates of interest referred to in the definition of "Interbank Offered Rate" in Section 1.01 hereof upon the basis of which the Eurodollar Rate for such Interest Period is to be determined do not adequately reflect the cost to the Lender of making or maintaining such Eurodollar Loan for such Interest Period or such Eurodollar Loan (which determination shall be made on a reasonable basis by the Lender, and the Person making such determination shall furnish the Authorized Representative evidence of the facts leading to such determination);

then the Lender shall give the Authorized Representative prompt (and in any event within two (2) Business Days) notice thereof, and so long as such condition remains in effect, the Lender shall be under no obligation to make Eurodollar Loans that are subject to such condition, or to convert Loans into Eurodollar Loans, and the Borrower shall on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Loans, as applicable, convert such Eurodollar Loans into a Eurodollar Loan if such Eurodollar

Loan is not subject to the same or similar condition, or Floating Rate Loans, if available hereunder. The Lender shall give the Authorized Representative notice describing in reasonable detail any event or condition described in this Section 3.02 promptly following the determination by the Lender that the availability of Eurodollar Loans is, or is to be, suspended as a result thereof, it being understood that if possible the Lender shall provide such notice prior to such suspension. At such time when such condition is no longer in effect, the Lender shall promptly notify the Borrower and the availability of Eurodollar Loans shall be reinstated.

         3.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender to honor its obligation to make or maintain Eurodollar Loans hereunder, then the Lender shall promptly (and in any event within two (2) Business Days) notify the Borrower thereof and the Lender's obligation to make or continue Eurodollar Loans, or convert Floating Rate Loans into Eurodollar Loans, shall be suspended until such time as the Lender may again make and maintain Eurodollar Loans, and the Lender's outstanding Eurodollar Loans shall be converted into Reference Loans in accordance with Section 2.07 hereof, it being understood that such Eurodollar Loans shall be converted to Reference Loans immediately only to the extent required by law and shall otherwise continue to be Eurodollar Loans until the end of the then current Interest Period. At such time as it becomes lawful for the Lender to make or maintain Eurodollar Loans, the Lender shall promptly notify the Borrower and the availability of Eurodollar Loans shall be reinstated.

         3.04 Compensation. The Borrower shall promptly pay to the Lender, upon the request of the Lender, such amount or amounts as shall be sufficient (in the reasonable determination of Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

                  (a) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of the Interest Period for such Eurodollar Loan, including without limitation any conversion required pursuant to Section 3.03; or

                  (b) any failure by the Borrower to borrow a Eurodollar Loan on the date for such borrowing specified in the relevant Borrowing Notice under Article II hereof;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the then current Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow or convert, the

Interest Period for such Loan which would have commenced on the date scheduled for such borrowing or conversion) at the applicable rate of interest for such Eurodollar Loan provided for herein over (ii) the Interbank Offered Rate (as reasonably determined by the Lender) for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period; provided, however, that the Lender shall mitigate the amount of such compensation by re-investing the fund so received or the funds to be so borrowed (as the case may be) in a commercially reasonable manner designed to obtain the highest rate of return possible. A determination of a Lender as to the amounts payable pursuant to this Section 3.04 shall be conclusive, provided that such determinations are made on a reasonable basis. The Lender shall furnish to the Authorized Representative calculations in reasonable detail setting forth the Lender's determination of the amount of such compensation.

         3.05 Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Closing Date, (iv) any taxes imposed on or measured by the Lender's assets, net income, receipts or branch profits and (v) any taxes arising after the Closing Date solely as a result of or attributable to the Lender changing its designated lending office after the date hereof (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

                  (c) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure. For purposes of this Section 3.05, a distribution hereunder by the Lender to or for the account of the Lender shall be deemed a payment by the Borrower.

                                  ARTICLE IV

                          Conditions to Making Loans

         4.01 Conditions of Initial Advance. The obligation of the Lender to make the initial Advance pursuant to this Agreement is subject to the conditions precedent that the Lender shall have received on the Closing Date, in form and substance satisfactory to the Lender, the following:

                  (a) executed originals of each of this Agreement, the Note and the other Loan Documents, together with all schedules and exhibits thereto;

                  (b) favorable written opinions of special counsel to the Borrower and the Guarantor dated the Closing Date, addressed to the Lender substantially in the form of Exhibit F attached hereto;

                  (c) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of the Borrower and the Guarantor certified by its secretary or assistant secretary as of the Closing Date, appointing (in the case of the Borrower) the initial Authorized Representative and approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                  (d) specimen signatures of officers of the Borrower and the Guarantor executing the Loan Documents on behalf of such Person, certified by the secretary or assistant secretary of the Borrower or Guarantor, as applicable;

                  (e) the charter documents of the Borrower and the Guarantor certified as of a recent date by the Secretary of State of its state of incorporation;

                  (f) the by-laws of the Borrower and the Guarantor certified as of the Closing Date as true and correct by the secretary or assistant secretary of the Person to whom such by-laws relate;

                  (g) certificates issued as of a recent date by the Secretaries of State of the jurisdiction of incorporation of the Borrower and the Guarantor, as the case may be, as to the due existence and good standing of the Borrower and the Guarantor therein;

                  (h) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower and the Guarantor as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could materially adversely affect the business, operations or conditions, financial or otherwise, of the Borrower or any Guarantor;

                  (i) notice of appointment of the initial Authorized Representative;

                  (j) evidence of insurance required by the Loan Documents;

                  (k) evidence satisfactory to the Lender of the Borrower's purchase in full of the entire CFC Indebtedness using proceeds of the Loans, and the assignment of such Indebtedness by CFC (at the direction and with the consent of the Borrower) to the Lender pursuant to the Assignment of Indebtedness;

                  (l) assignments of any UCC financing statements in favor of CFC relating to the CFC Indebtedness;

                  (m) all Closing Date Indebtedness Documents;

                  (n) copies of all Eligible Repurchase Agreements;

                  (o) evidence satisfactory to Lender that the Borrower has delivered the original Certificate of Title for each Closing Date Vehicle to the Lender at the Restricted Space;

                  (p) the initial Borrowing Base Certificate;

                  (q) a letter agreement with respect to the Upfront Fee, and payment of the Upfront Fee;

                  (r) the appointment of CFC as nominee lienholder (on behalf of the Lender) with respect to each Closing Date Vehicle;

                  (s) a power-of-attorney signed by CFC, authorizing the Lender to release CFC's Lien on the Vehicles or assign same to the Lender (and to cause appropriate notations on the respective Certificates of Title); and

                  (t) such other documents, instruments, certificates and opinions as the Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

         4.02 Conditions of Loans. The obligations of the Lender to make any Loans hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Lender shall have received a notice of such borrowing or request if required by Article II hereof;

                  (b) the representations and warranties of the Borrower and the Guarantor set forth in Article V hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 5.01(f)(i) shall be deemed to be those financial statements most recently delivered to the Lender pursuant to Section 7.01 hereof;

                  (c) With respect to any Loans to be used by the Borrower to finance the purchase of vehicles under Repurchase Agreements, the Borrower shall have complied with Sections 7.19 and 7.21 hereof;

                  (d) at the time of each such Advance, no Default or Event of Default specified in Article IX hereof, shall have occurred and be continuing; and

                  (e) immediately after giving effect to a Loan the aggregate principal balance of all outstanding Loans in the aggregate shall not exceed the lesser of the Revolving Credit Commitment or the Borrowing Base.

                                   ARTICLE V

                        Representations and Warranties

         5.01 Representations and Warranties. The Borrower represents and warrants with respect to itself (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

                  (a) Organization and Authority.

                      (i) the Borrower is a corporation duly organized
                  and validly existing under the laws of the jurisdiction of its incorporation;

                      (ii) the Borrower (x) has the requisite power and
                  authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a material adverse effect on the business or operations of the Borrower;

                     (iii) the Borrower has the power and authority to
                  execute, deliver and perform this Agreement and the Note, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party; and

                      (iv) when executed and delivered, each of the Loan
                  Documents to which Borrower is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

                  (b) Loan Documents. The execution, delivery and performance by the Borrower of each of the Loan Documents to which the Borrower is a party:

                           (i) have been duly authorized by all requisite
                  corporate action (including any required shareholder approval) of the Borrower required for the lawful execution, delivery and performance thereof;

                           (ii) do not violate any provisions of (1)
                  applicable law, rule or regulation, (2) any order of any court or other agency of government binding on the Borrower or its respective properties, or (3) the charter documents or by-laws of Borrower;

                     (iii) will not be in conflict with, result in a breach of
                  or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, agreement or other instrument to which Borrower is a party, or by which the properties or assets of Borrower are bound;

                      (iv) will not result in the creation or imposition of
                  any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower except any liens in favor of the Lender created by the Loan Documents.

                  (c) Solvency. Borrower is Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents.

                  (d) Subsidiaries and Stockholders. Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in
         Schedule 5.01(d) hereto; Schedule 5.01(d) to this Agreement states as of the date hereof the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 5.01(d), free and clear of any Lien.

                  (e) Ownership Interests. Borrower owns no interest in any Person other than the Persons listed in Schedule 5.01(d) hereto;

                  (f) Financial Condition. (i) The Borrower has heretofore furnished to the Lender the unaudited balance sheet of the Borrower as at December 31, 1995, and the notes thereto and the related statements of income, stockholders' equity and cash flows for the Fiscal Year then ended. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower as of the end of such Fiscal Year and results of its operations and the changes in its stockholders' equity for the

         Fiscal Year then ended, all in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis;

             (ii) since December 31, 1995, there has been no material adverse change in the condition, financial or otherwise, of the Borrower or in the businesses, properties and operations of the Borrower, nor have such businesses or properties, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

            (iii) except as set forth in the financial statements referred to in Section 5.01(f)(i) or in Schedule 5.01(f) or Schedule 5.01(j) hereto, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material indebtedness, obligations, commitments or other liability contingent or otherwise which remain outstanding or unsatisfied;

                  (g) Title to Properties. The Borrower has title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for (x) the transfer restrictions and Liens described in Schedule 5.01(g)-Liens attached hereto and incorporated herein by reference, and (y) Liens permitted under Section 8.04;

                  (h) Taxes. The Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and except for taxes and assessments being contested in good faith and against which reserves satisfactory to the Borrower's independent certified public accountants have been established, has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

                  (i) Other Agreements. The Borrower is not

                           (i) a party to any judgment, order, decree or any
                  agreement or instrument or subject to restrictions materially adversely affecting the business, properties or assets, operation or condition (financial or otherwise) of the Borrower; or

                           (ii) in default in the performance, observance or
                  fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower is a party, which default has, or if not remedied within any applicable grace period could have, a material adverse effect on the business, operations or condition, financial or otherwise, of the Borrower;

                  (j) Litigation. Except as set forth in Schedule 5.01(j) hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or affecting the Borrower or any properties or rights of the Borrower, which could reasonably be expected to materially adversely affect the financial condition, business or operations of the Borrower;

                  (k) Margin Stock. The Borrower does not own any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R.
         Part 221), of the Board. The proceeds of the borrowings made pursuant to Article II hereof will be used by the Borrower only for the purposes set forth in Section 2.09 hereof. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

                  (l) Investment Company. The Borrower is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

                  (m) Patents, Etc. Except as set forth in Schedule 5.01(j), the Borrower owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of its business as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person;

                  (n) No Untrue Statement. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower in accordance with or pursuant to any Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading in any material respect;

                  (o) No Consents, Etc. Neither the respective businesses or properties of the Borrower, nor any relationship between the Borrower and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental or other authority or any other Person on the part of the Borrower as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be;

                  (p)      ERISA.

                           (i) None of the employee benefit plans maintained at any time by the Borrower or the trusts created thereunder has engaged in a prohibited transaction which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA;

                      (ii) None of the employee benefit plans maintained at any time by the Borrower which are employee pension benefit plans and which are subject to Title IV of ERISA or the trusts created thereunder has been terminated so as to result in a material liability of the Borrower under ERISA nor has any such employee benefit plan of the Borrower incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, other than for required insurance which have been paid or are not yet due and payable; the Borrower has not withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan resulting in any assessed and unpaid withdrawal liability; the Borrower has made or provided for all contributions to all such employee pension benefit plans which they maintain and which are required as of the end of the most recent fiscal year under each such plan; the Borrower has not incurred any accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by such Pension Benefit Guaranty Corporation;

                     (iii) The present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV of ERISA, maintained by the Borrower did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such employee benefit plans allocable to such benefits;

                      (iv) The consummation of the Loans provided for in
         Article II will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption;

                       (v) To the best of the Borrower's knowledge, each employee pension benefit plan subject to Title IV of ERISA, maintained by the Borrower, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

                     (vi) There has been no withdrawal liability incurred and unpaid with respect to any Multi-employer Plan to which the Borrower is or was a contributor;

                     (vii) As used in this Agreement, the terms "employee benefit plan," "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA;

                    (viii) The Borrower has no liability not disclosed on any of the financial statements furnished to the Lenders pursuant to
         Section 6.01(f) hereof, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability would have a material adverse effect on the financial condition of the Borrower.

                  (q) No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder;

                  (r) Hazardous Materials. The Borrower is in compliance with all applicable Environmental Laws in all material respects and the Borrower has not been notified of any action, suit, proceeding or investigation which calls into question compliance by the Borrower with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material;

                  (s) RICO. The Borrower is not engaged in and has not engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws;

                  (t) Employment Matters. Except as set forth on Schedule 5.01(t), the Borrower is in compliance in all material respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any material litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters.

                  (u) Eligible Vehicles. Each vehicle identified as or included as an Eligible Vehicle (including any Eligible Risk Vehicle or Eligible Repurchase Vehicle) in any Borrowing Base Certificate or other Loan Document was new when purchased by the Borrower (or, if not new, has been purchased under, and is subject to repurchase under a Repurchase Agreement which has been consented to by the Lender), and otherwise satisfies the criteria applicable to "Eligible Vehicles." Each vehicle identified as or included as an Eligible Repurchase Vehicle in any Borrowing Base Certificate or other Loan Document is eligible for repurchase under an Eligible Repurchase Agreement for a purchase price of not less than the Eligible Net Book Value for such vehicle, and otherwise satisfies the criteria applicable to "Eligible Repurchase Vehicles." Each amount identified as or included as an Eligible Repurchase Receivable in any Borrowing Base Certificate or other Loan Document satisfies the criteria applicable to an "Eligible Repurchase Receivable" and is owed in an amount at least equal to the amount so set forth or included in such Borrowing Base Certificate or other Loan Document. All vehicles purchase or financed with the proceeds of any Advance are Eligible Vehicles. The Repurchase Agreements in effect as of the Closing Date are those certain agreements described on Schedule 1 hereto. A current list of the sites at which Eligible Vehicles may be tendered to a Repurchase Party for repurchase under a Repurchase Agreement is included in such Repurchase Agreement.

                  (v) Closing Date Vehicles. As of the Closing Date, the Borrower owns each of the Vehicles identified on Schedule 2 attached hereto, free and clear of any Liens other than Liens in favor of the Lender pursuant to the Loan Documents.

                  (w) Closing Date Indebtedness. There is no Closing Date Indebtedness other than the CFC Indebtedness, and no Closing

         Date Indebtedness Documents other than the CFC Indebtedness
         Documents.

                                  ARTICLE VI

                                   SECURITY

         6.01 Security. As security for the full and timely payment and performance of all Obligations, the Borrower shall on or before the Closing Date grant for the benefit of the Lender and to its satisfaction a first priority security interest in all of the Vehicles, Repurchase Agreements, Repurchase Receivables, Closing Date Indebtedness, Closing Date Indebtedness Documents and all other Collateral, and execute for such purposes of the Security Agreement and the Assignment of Indebtedness and do all things necessary in the opinion of the Lender and its counsel to grant to the Lender a first priority security interest in all Collateral subject to no prior Lien, and which security interest (in the case of Collateral other than Vehicles, subject to Section 6.03 below) shall be perfected.

         6.02 Further Assurances. At the request of the Lender, the Borrower will execute, by its duly authorized officers, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Lender deems necessary from time to time to create, continue or preserve the Liens of the Lender in the Collateral (and the perfection and priority thereof) contemplated hereby and by the other Loan Documents.

         6.03 Certificates of Title. On the Closing Date, the Borrower shall deliver to the Lender, at the Restricted Space, the Certificate of Title for each Closing Date Vehicle. Thereafter, prior to any Vehicle becoming an Eligible Vehicle, the Borrower shall deliver to the Lender, at the Restricted Space, the Certificate of Title for such Vehicle. In addition, the Borrower shall take all actions necessary to perfect the Lien of the Lender on each Vehicle (including without limitation causing a notation on such Lien of the Lender (or an agent designated by the Lender) to be made on the respective Certificate of Title), according to the following timetable: (a) perfection of the Lender's Lien on 90% of the Vehicles within sixty (60) days after the Closing Date, and (b) perfection of the Lender's Lien on 100% of the Vehicles within ninety (90) days after the Closing Date.

                                  ARTICLE VII

                             Affirmative Covenants

         In addition to the foregoing, until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Lender shall otherwise consent in writing, the Borrower will and will cause each Subsidiary to:

         7.01 Financial Reports, Etc. (a) as soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Lender consolidating balance sheets of the Borrower and its Subsidiaries, and the notes thereto, and the related consolidating statements of income, stockholders' equity and cash flows and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing opinions of Deloitte & Touche, or other such independent certified public accountants selected by the Borrower and approved by the Lender, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower;

         (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last of the Fiscal Year), deliver to the Lender (i) consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such reporting period, the related consolidating statements of income, stockholders' equity and cash flows for such reporting period and for the period from the beginning of the Fiscal Year through the end of such reporting period, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, in conformity with the standards set forth in Section 5.01(f)(i) with respect to interim financials;

         (c) together with each delivery of the financial statements required by Section 7.01(a)(i) hereof, deliver to the Lender a letter from the Borrower's accountants specified in Section 7.01(a)(i) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 7.01(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

         (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit of the Borrower or any of its Subsidiaries;

         (e) as soon as practical and in any event within ten (10) days after the end of each calendar month, deliver to the Lender a Borrowing Base Certificate and a Sales and Advance Rate Adjustment Report, in each case as of the end of such calendar month;

         (f) as soon as practical and in any event within ten (10) days after the end of each calendar month, deliver to the Lender a list of the Eligible Vehicles sold by the Borrower during such month, identifying each Eligible Vehicle by make, model, vehicle identification number and Eligible Net Book Value immediately prior to such sale;

         (g) as soon as practical and in any event within fourteen (14) days after the date hereof, a revised Schedule 2 to this Credit Agreement, stating the Capitalized Cost of each Closing Date Vehicle; and

         (h) promptly, from time to time, deliver or cause to be delivered to the Lender such other information regarding Borrower's and each Subsidiary's operations, business affairs and financial condition as the Lender may reasonably request. The Lender is hereby authorized to deliver a copy of any such financial information delivered hereunder to the Lender (or any affiliate of the Lender), to any regulatory authority having jurisdiction over the Lender pursuant to any written request therefor, to any other Person who shall acquire or consider the acquisition of a participation interest in or assignment of any Loan permitted by this Agreement and to any Affiliate of the Lender.

         7.02 Additional Financial Reports, Etc. Cause the Guarantor to deliver to the Lender each of the financial statements, accountants' letters, registration statements and other documents required by Sections 7 and 8 of the Guaranty, when and as required by such provisions.

         7.03 Maintain Properties. Maintain all material properties necessary to its operations in good working order and condition (ordinary wear and tear excepted) and make all needed repairs, replacements and renewals as are necessary to conduct its business in accordance with customary business practices.

         7.04 Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which the failure to so maintain or qualify would have a material adverse affect on the Borrower.

         7.05 Regulations and Taxes. Comply with or contest in good faith all material statutes and governmental regulations and pay all material taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a Lien against any of its properties except liabilities being contested in good faith and against which adequate reserves have been established in accordance with Generally Accepted Accounting Principles and liabilities which do not in the aggregate at any time exceed $500,000.

         7.06 Insurance. Maintain all insurance required by the Security Agreement or any other Loan Document.

         7.07 True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         7.08 Pay Indebtedness to Lenders and Perform Other Covenants. (a) Make full and timely payment of the principal of and interest on the Note and all other Obligations whether now existing or hereafter arising; and (b) duly comply with all the terms and covenants contained in all Loan Documents and other instruments and documents given to the Lender pursuant hereto or thereto.

         7.09 Right of Inspection. Permit the Lender and accountants, attorneys or other consultants designated by the Lender at the Lender's expense to visit and inspect any of the properties, corporate books and financial reports of the Borrower and its Subsidiaries, and to discuss their respective affairs, finances and accounts with their principal officers and independent certified public accountants, all at times reasonably convenient to the Borrower, at reasonable intervals and with reasonable prior notice. Subject to Section 7.01(f), the Lender and such accountants, attorneys or other consultants shall treat all information received by it pursuant to this Section as confidential to the extent such information is not generally available to other Persons and shall, at the request of Borrower, execute a confidentiality agreement.

         7.10 Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business.

         7.11 Officer's Knowledge of Default or Other Events. Upon the President, the Chief Executive Officer, the Treasurer, the
Chief Operating Officer or the Vice President of the Borrower obtaining knowledge of any of the following:

                  (a) any Default or Event of Default hereunder or under the Existing Credit Agreement or any other obligation of the Borrower or any Subsidiary described in Section 9.01(e),

                  (b) any change in the list of inspection sites at which Eligible Vehicles may be tendered for repurchase under the terms of any Repurchase Agreement, or

                  (c) the occurrence of any Repurchase Party Default or Repurchase Party Adverse Change,

cause such officer or an Authorized Representative to promptly notify the Lender of the nature thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto.

         7.12 Suits or Other Proceedings. Upon the President, Chief Financial Officer or the Controller of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, in an aggregate amount greater than $500,000 not otherwise covered by insurance, promptly deliver to the Lender written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         7.13 Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Lender true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any material (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Laws or OSHA; (b) release or threatened release by the Borrower or any Subsidiary of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         7.14  Environmental Compliance.  If the Borrower or any
Subsidiary shall receive notice from any governmental authority that the Borrower or any Subsidiary has violated any applicable
Environmental Laws, the Borrower shall to the extent required by law and after expiration of all valid appeals and administrative proceedings (and in any event within the time period permitted by the applicable governmental authority) remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation.

         7.15 Indemnification. The Borrower hereby agrees to defend, indemnify and hold the Lender harmless from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, cleanup costs and reasonable attorneys' fees) arising directly or indirectly from, out of or by reason of the handling, storage, treatment, emission or disposal of any Hazardous Material by or in respect of the Borrower or any Subsidiary or property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 7.15 shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

         7.16 Further Assurances. At its cost and expense, upon request of the Lender, duly execute and deliver or cause to be duly executed and delivered, to the Lender such further instruments, documents, certificates, financing and continuation statements, and applications for lien notation and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

         7.17 ERISA Requirement. Comply in all material respects with all requirements of ERISA applicable to it and furnish to the Lender as soon as possible and in any event (i) within thirty (30) days after the Borrower knows or has reason to know that any reportable event with respect to any employee benefit plan subject to Title IV of ERISA maintained by the Borrower or any Subsidiary which could give rise to termination or the imposition of any material tax or penalty has occurred, written statement of an Authorized Representative describing in reasonable detail such reportable event and any action which the Borrower or applicable Subsidiary proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation ("PBGC") or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any Subsidiary may receive from the PBGC relating to the intention of the PBGC to terminate any employee benefit plan or plans of the Borrower or any Subsidiary or to appoint a trustee to administer any such plan, and (iii) within 10 days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a plan, a certificate of an Authorized Representative setting forth details as to such failure and the action that the Borrower or its affected Subsidiary, as applicable, proposes to take with respect thereto, together with a copy of such notice given to the PBGC.

         7.18 Continued Operations. Continue at all times (i) to conduct its business and engage principally in a line or lines of business involving the furnishing of personnel related services, and (ii) preserve, protect and maintain free from Liens its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary or useful in the conduct of its operations, except to the extent Borrower or its Subsidiaries is otherwise permitted hereunder to dispose of assets.

         7.19 Use of Proceeds. Use the proceeds of the Loans solely for the purposes specified in Section 2.09 hereof.

         7.20 Repurchase Party. In the event the Lender consents to the designation hereunder as Eligible Vehicles of vehicles purchased or to be purchased by the Borrower under a Repurchase Agreement, the Borrower agrees to provide to the Lender (a) an assignment of such Repurchase Agreement in favor of the Lender (or an agent designated by the Lender) and consented to by the applicable Repurchase Party, substantially in the form of the Assignments of Repurchase Agreement, (b) a repurchase agreement executed by the applicable Repurchase Party which shall be in a form acceptable to the Lender, and (c) such other agreements and documents as may be reasonably requested by the Lender.

         7.21 Vehicle Turn-in; Vehicle Records. The Borrower will tender each Eligible Vehicle to the applicable Repurchase Party prior to (i) the last day on which such Eligible Vehicle is eligible for repurchase under the Repurchase Agreement applicable to such Eligible Vehicle and (ii) such Eligible Vehicle exceeding the mileage limitation, if any, under the Repurchase Agreement applicable to such Eligible Vehicle. The Borrower will maintain up-to-date records as to the vehicle identification number, make, model, invoice price, depreciation, mileage, location and activity status of each of its vehicles.

         7.22 New Repurchase Agreements. Promptly upon receipt, copies of any new Repurchase Agreements, or any changes in existing Repurchase Agreements, if the Borrower desires that vehicles purchased thereunder constitute Eligible Vehicles hereunder. Notwithstanding the foregoing, the prior written consent of the Lender shall be required in order to constitute as Eligible Vehicles hereunder vehicles subject to any such new or changed Repurchase Agreement.

                                 ARTICLE VIII

                         Additional Negative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Lender shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

         8.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except

                  (i) Indebtedness existing as of the date hereof and as set forth in Schedule 8.01 attached hereto and incorporated herein by reference;

                  (ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (iii) Indebtedness of up to an aggregate outstanding principal amount of $1,000,000 incurred to acquire fixed assets which may or may not be secured;

         8.02 Transfer of Assets. Sell, lease, transfer or otherwise dispose of (i) any interest in any Guarantor, or (ii) any other asset of Borrower or any Guarantor except (a) assets sold in the ordinary course of business, (b) assets which are worn out, obsolete or no longer necessary or (c) other assets in any Fiscal Year having an aggregate book value not exceeding $500,000.

         8.03 Investments; Acquisitions. Purchase, own, invest in or otherwise Acquire, directly or indirectly, any stock or other securities or all or substantially all of the assets, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person; provided, Borrower and its Subsidiaries may maintain investments or invest in or Acquire

                  (i)      Eligible Securities;

             (ii) investments existing as of the date hereof and as set forth in Schedule 6.01(d) attached hereto; and

            (iii) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss.

         8.04 Liens. Except for Liens permitted under Section 8.01, incur, create or permit to exist any pledge, Lien, charge or other encumbrance of any nature whatsoever with respect to any Vehicle or any other property or assets of the Borrower or any Subsidiary to secure Indebtedness owed to any other Person.

         8.05 Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it; or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales in the ordinary course of business); provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with any wholly-owned Subsidiary of the Borrower, (ii) any Person may merge with the Borrower if the Borrower shall be the survivor thereof and such merger shall not cause, create or result in the occurrence on any Default or Event of Default hereunder.

         8.06 Change in Control. Cause, suffer or permit any Person or group of Persons acting in concert other than Sanford Miller, Jeffrey D. Congdon or John P. Kennedy, to own or control, directly or indirectly, more than 10% of the outstanding securities (on a fully diluted basis and taking into account any outstanding securities or contract rights exercisable, exchangeable or convertible into equity interests) of the Borrower having voting rights in the election of directors.

         8.07 Transactions with Affiliates. Enter into any transaction after the date hereof, including, without limitation, the purchase, sale, leasing or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services and (b) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries.

         8.08 ERISA. With respect to all employee pension benefit plans maintained by the Borrower or any Subsidiary:

                  (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA;

                  (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject the Borrower or a Subsidiary to any material tax or penalty or other liability on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA;

                  (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under the terms of such plan;

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





             (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan;

                  (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition, which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a Single Employer Plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation; or

             (vi) incur any withdrawal liability with respect to any Multi-employer Plan.

         8.09  Fiscal Year.  Change its Fiscal Year.

         8.10 Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with the merger or consolidation of Subsidiaries into each other or into a Borrower permitted pursuant to Section 8.06.

         8.11 Rate Hedging Obligations. Without the prior written consent of the Lender, incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations.


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




                                  ARTICLE IX

                      Events of Default and Acceleration

         9.01 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan or Reimbursement Obligation, when and as the same shall be due and payable whether at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or of any fees or other amounts payable to the Lender under the Loan Documents on the date on which the same shall be due and payable and such default shall continue for a period of three (3) Business Days; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in Sections 7.06, 7.07(a), 7.08,
         7.10 or Article VIII hereof;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Note (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Lender or the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in (including without limitation any covenant incorporated by reference into) the Guaranty or in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document delivered to the Lender in connection with or pursuant to this Agreement or any of the Obligations evidencing or creating any obligation or guaranty in favor of the Lender, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Lender), or if without the written consent of the Lender, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lender); or

                  (e) if a default shall occur, which is not waived, (i) in the payment of any principal, interest, premium or other amounts with respect to any Indebtedness (other than the Loans) of the Borrower or of any Subsidiary in an amount not less than $500,000 in the aggregate outstanding, or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, or if such default shall permit the holder of any such Indebtedness to accelerate the maturity thereof; or

                  (f) if a Default (as defined in the Existing Credit Agreement, as amended, modified or supplemented from time to time) shall occur; or

                  (g) if any representation, warranty or other statement of fact contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Lender by or on behalf of the Borrower or the Guarantor pursuant to or in connection with this Agreement or the other Loan Documents, or otherwise, shall be false or misleading in any material respect when given; or

                  (h) if the Borrower or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (i) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty

         (60) days; or if there is commenced against the Borrower or any Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (j) if (i) any judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $500,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or any Subsidiary's properties for any amount in excess of $500,000; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                  (k) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary, taken as a whole; or

                  (l) if the Borrower or any Subsidiary shall breach any of the terms or conditions of any agreement under which any Rate Hedging Obligation permitted pursuant to Section 8.16 is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such Obligation, or the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A) either or both of the following actions may be
                  taken: (i) the Lender may declare any obligation of the Lender to make further Loans terminated, whereupon the obligation of the Lender to make further Loans hereunder shall terminate immediately, and (ii) the Lender shall, at its option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Lender, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwith-standing; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (h) or
                  (i) above, then the obligation of the Lender to lend hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Lender or notice to the Lender;

                           (B) the Lender shall have all of the rights and
                  remedies available under the Loan Documents or under any applicable law.

         9.02 Lender to Act. In case any one or more Events of Default shall occur and not have been waived, the Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         9.03 Cumulative Rights. No right or remedy herein conferred upon the Lender is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         9.04 No Waiver. No course of dealing between the Borrower and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

                                   ARTICLE X

                                 Miscellaneous

         10.01 Participations. The Lender may sell participations at its expense to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) the Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $1,000,000, and (v) Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement, and (vi) the sale of any such participations which require Borrower to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

         10.02 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telecopy, telegram or telex (where the receipt of such message is verified by return) expressly provided for hereunder, when received during normal business hours at such telephone, telecopy or telex number as may from time to time be specified in written or verbal notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, or by overnight courier or express mail on the day following the date sent, addressed to such party at said address:

                  (a)      if to the Borrower:

                           VPSI, Inc.
                           1220 Rankin St.
                           Troy, Michigan 48083-6004
                           Attention:  J.R. Henning
                           Telephone:  810-597-3523
                           Telefacsimile:  810-597-3501

                           with a copy to:

                           Team Rental Group, Inc.
                           125 Basin Street, Suite 210
                           Daytona, Florida 32114
                           Attention:  Sanford Miller, President
                           Telephone:  (904) 238-7035

                           Telefacsimile:  (904) 238-7461

                  (b)      if to the Lender:

                           NationsBank, National Association (South)
                           NationsBank Tower
                           100 Southeast 2nd Street
                           14th Floor
                           Miami, Florida  33131
                           Attention:  Corporate Finance
                           Telephone:  (305) 533-2417
                           Telefacsimile: (305) 533-2437

                           with a copy to:

                           NationsBank, National Association (South)
                           Independence Center, 15th Floor
                           101 North Tryon Street
                           Charlotte, North Carolina  28255
                           Attention:  Barbara Pollock
                                       Corporate Credit Support
                           Telephone: (704) 388-1112
                           Telefacsimile: (704) 386-8694

         10.03 Setoff. The Borrower agrees that the Lender shall have a lien for all the Obligations of the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Lender or otherwise in the possession or control of the Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Lender, whether now existing or hereafter established, hereby authorizing the Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations of the Borrower to the Lender then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         10.04 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lender of the Loans and the execution and delivery to the Lender of this Agreement and the Note and shall continue in full force and effect so long as any of Obligations remain outstanding or the Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Agreement, the Note and the other Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lender.

         10.05 Expenses. The Borrower agrees (a) to pay or reimburse the Lender for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, this Agreement or any of the other Loan Documents (including travel expenses relating to closing), and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and customary fees and disbursements of counsel to the Lender as well as all such expenses and costs arising in connection with any amendment, supplement or modification to this Agreement or any other Loan Documents, (b) to pay or reimburse the Lender for all their reasonable costs and expenses incurred in connection with the enforcement (only from and after the occurrence of a Default or Event of Default) or preservation of any rights under this Agreement and the other Loan Documents, including without limitation, the reasonable fees and disbursements of its counsel, (c) to pay, indemnify and hold the Lender harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any other Loan Documents, and (d) to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any indemnity agreement or undertaking made by the Lender to facilitate the processing of checks, payroll or otherwise, of Borrower, or in any respect relating to the transactions contemplated hereby or thereby, (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the willful misconduct or gross negligence of or the willful breach of the Loan Documents by the party seeking indemnification, (ii) legal proceedings commenced against the Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such,
(iii) any taxes imposed upon the Lender other than the documentary, stamp, excise and similar taxes described in clause (c) above or any tax resulting from any Regulatory Change, which tax would be payable to Lender by Borrower pursuant to Article III hereof, it being understood that the Lender shall have the affirmative obligation, so long as no Default or Event of Default exists hereunder, to take all reasonable steps to ensure such documentary, stamp or similar taxes are not required to be paid, (iv) taxes imposed and costs and expenses incurred as a result of a transfer or assignment of any Note, participation or assignment of a portion of its rights or (v) any taxes imposed upon or any costs or expenses incurred by any transferee of the Note. The agreements in this subsection shall survive repayment of the Note and all other Obligations hereunder and termination of this Agreement.

         10.06 Amendments. No amendment, modification or waiver of any provision of this Agreement or any of the Loan Documents and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Lender.

         10.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         10.08 Waivers by Borrower. In any litigation in any court with respect to, in connection with, or arising out of this Agreement, the Loans, any of the Note, any of the other Loan Documents, the Obligations, or any instrument or document delivered pursuant to this Agreement or the other Loan Documents, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Borrower and the Lender, the Borrower and the Lender hereby waive, to the extent permitted by applicable law, trial by jury in connection with any such litigation.

         10.09 Termination. The termination of this Agreement shall not affect any rights of the Borrower or the Lender or any obligation of the Borrower or the Lender, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Lender hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) or the Borrower has furnished the Lender with an indemnification satisfactory to the Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Lender harmless for, the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         10.10 GOVERNING LAW. ALL DOCUMENTS EXECUTED PURSUANT TO THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING, WITHOUT LIMITATION, THIS AGREEMENT AND EACH OF THE LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND JUDICIAL DECISIONS OF THE STATE OF FLORIDA; PROVIDED THAT THIS SECTION 10.10 SHALL NOT AFFECT THE APPLICABILITY OF, AND INTERPRETATION OR CONSTRUCTION OF APPROPRIATE TERMS AND PROVISIONS UNDER THE UNIFORM COMMERCIAL CODE OF ANY JURISDICTION WHICH GOVERN THE LIENS ON ANY OF THE COLLATERAL. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF FLORIDA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR FOR THE PURPOSES OF COLLECTION.

         10.11 Headings and References. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement. Words such as "hereof", "hereunder", "herein" and words of similar import shall refer to this Agreement in its entirety and not to any particular Section or provisions hereof, unless so expressly specified. As used herein, the singular shall include the plural, and the masculine shall include the feminine or a neutral gender, and vice versa, whenever the context requires.

         10.12 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         10.13 Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         10.14 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                  VPSI, INC.
WITNESS:

__________________________                 By:________________________________
                                           Name:  Sanford Miller
__________________________                 Title: Vice President



                             SIGNATURE PAGE 1 OF 2

                                            NATIONSBANK, NATIONAL ASSOCIATION
                                            (SOUTH)
WITNESS:

__________________________                  By:________________________________
                                            Name:  David E. Spalding
__________________________                  Title: Assistant Vice President


                             SIGNATURE PAGE 2 OF 2

                                   EXHIBIT A

              Notice of Appointment (or Revocation) of Authorized
                                Representative

         Reference is hereby made to the Revolving Credit Agreement dated as of February 6, 1996 (the "Agreement") between VPSI, Inc. (the "Borrower") and NationsBank, National Association (South) ("the Lender"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

Name and Address      Office                 Specimen Signature

- -----------------    -------------------    -------------------
- -----------------
- -----------------

- -----------------
- -----------------
- -----------------    -------------------    --------------------


Borrower hereby revokes (effective upon receipt hereof by the Lender) the prior appointment of ________________ as an Authorized Representative.

         This the ___ day of __________________, 19__.

VPSI, INC.

By:
   --------------------------------------
   Name:
   Title:

                                   EXHIBIT B

                      Form of Borrowing Base Certificate

NationsBank, National Association (South)
NationsBank Tower
100 Southeast 2nd Street
14th Floor
Miami, Florida  33131
Attention: Corporate Finance

         Reference is hereby made to the Revolving Credit Agreement dated as of February 6, 1996 (the "Agreement") between VPSI, Inc. (the "Borrower") and NationsBank, National Association (South) (the "Lender"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ [insert determination date] as follows:

         Compliance with Borrowing Base Requirement

                  A.       Advance Rate (per Schedule 1
                           attached hereto)
                           [Not greater than 94%]                 __________%

                  B.       Closing Date Advance Rate
                           (per Schedule 1 attached hereto)       __________%

                  C.       Aggregate for each Closing Date
                           Eligible Vehicle of the lesser of
                           (i) Capitalized Cost of such
                           Eligible Vehicle and (ii) Closing
                           Date Advance Rate (Item B) times
                           Eligible Net Book Value of such
                           Eligible Vehicle [Determine
                           separately for each Closing Date
                           Eligible Vehicle and then calculate
                           the aggregate sum.]                    $__________

                  D.       Aggregate of Eligible Net Book
                           Values for each Eligible Repurchase
                           Vehicle (other than Closing Date
                           Vehicles)                              $__________

                  E.       Aggregate of Eligible Net Book
                           Values of each Eligible Risk
                           Vehicle (other than Closing Date
                           Vehicles)                              $__________

                  F.       E x Advance Rate (Item A)              $__________

                  G.       Eligible Repurchase Receivables        $__________

                  H.       C + D + F + G                         $__________

                  I.       Revolving Credit Debit Balance        $__________

                  J.       G - H                                 $__________

                  Line J must be greater than 0. If Line J is negative, the Revolving Credit Debit Balance must be reduced immediately by an amount not less than the absolute value of Line J.

                                         VPSI, INC.


                                         By: __________________________
                                             Authorized Representative
                                         Date: __________________

                                   EXHIBIT 1
                         TO BORROWING BASE CERTIFICATE

                   SALES AND ADVANCE RATE ADJUSTMENT REPORT

         I, ____________________, an Authorized Representative of VPSI, Inc., a Delaware corporation (the "Borrower"), hereby certify, pursuant to the provisions of that certain Revolving Credit Agreement dated as of February 6, 1996 (as the same may be amended, modified, restated and supplemented from time to time, the "Credit Agreement") among the Borrower and NationsBank, National Association (South) (the "Lender"), that the information set forth herein is true, complete and correct (except for immaterial discrepancies of which the Borrower has no knowledge) as of the date hereof.

         1. SALES OF ELIGIBLE RISK VEHICLES AND CLOSING DATE ELIGIBLE VEHICLES. The number of Eligible Risk Vehicles and Closing Date
Eligible Vehicles sold in the calendar month ending __________ was as follows:

                                                                      Eligible
                                                                      Net Book
                                               Number                   Value
                                                 of         Total        of
                                              Vehicles       Net      Vehicles
                                                Sold      Proceeds      Sold

      A.   Vehicles

           (i)      [make/model]
                    (a)    casualty sales
                    (b)    other sales

           (ii)     [itemize for all
                    others]

      B.   Total

  2.       RATIO CALCULATION; MODIFIED ADVANCE RATES.

      A.   Aggregate Eligible Net Book Value of Eligible Risk
           Vehicles and Closing Date Eligible Vehicles sold:

      B. Aggregate actual net proceeds realized on such Vehicle resales:

             C.   Ratio of B to A:

                  Permitted Ratio:  .98 to 1.00

             [If Ratio of B to A is greater than or equal to .98 to 1.00, Advance Rate is 94%, and Closing Date Advance Rate is 100%. If Ratio of B to A is less than .98 to 1.00, calculate new Advance Rate and new Closing Date Advance Rate:]

             94% - (1.0 - B/A)1 = Advance Rate

             100% - (1.0 - B/A)1 = Closing Date Advance Rate



         Capitalized terms used in this Sales and Advance Rate Adjustment Report and not otherwise defined or limited herein are used as defined in the Credit Agreement.

         Done as of the _____ day of __________, 199_.

                                  VPSI, INC.



                                          BY   ______________________________
                                               Name _________________________
                                               Title ________________________

- --------
1expressed as a percentage

                                   EXHIBIT C

                        Form of Borrowing Notice--Loans

To:      NationsBank, National Association (South)
         Independence Center, 15th Floor
         101 North Tryon Street
         Charlotte, North Carolina 28255
         Telefacsimile:  (704) 386-9923
         Attention: Corporate Credit Support

           Reference is hereby made to the Revolving Credit Agreement dated as of February 6, 1996 (the "Agreement") between VPSI, Inc. (the "Borrower") and NationsBank, National Association (South) (the "Lender"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby confirms its prior notice of borrowing given to the Lender by telephone at __________ __.m. on ____________, 19__ to the effect that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan        Interest        Aggregate
(check one)         Period(1)       Amount(2)      Date of Loan(3)


Reference Loan  ______

CD Loan         ______

Eurodollar Loan ______

- -----------------------

(1)      For any Eurodollar Loan, one, two or three months.
(2) Must be $100,000 or if greater an integral multiple of $10,000.
(3)      At least three (3) Eurodollar Business Days later if a
         Eurodollar Loan;

         The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions] .

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2.       All the representations and warranties set forth in
Article V of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 5.01(f)(i) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 7.01 of the Agreement.

         3. After giving effect to Loans requested hereby, the principal amount of outstanding Loans will not exceed the lesser of the Total Revolving Loan Commitment or the Borrowing Base.

         4. The proceeds of the Loans requested hereby will be used by the Borrower to purchase the Vehicles identified on Exhibit 1 attached hereto, each of which is an Eligible Vehicle. The Borrower's actual purchase price for each Vehicle and the Eligible Net Book Value of each Vehicle is stated on
Exhibit 1.

         5. The Borrower hereby instructs the Lender to pay the proceeds of the Loans hereunder directly to the Vehicle Dealer (or the financing source of such Dealer) identified on Exhibit 1, in accordance with the instructions set forth in Exhibit 1.

                                VPSI, INC.


                                BY: ___________________________________
                                         Authorized Representative

                                DATE: _________________________________

                                   EXHIBIT 1
                              TO BORROWING NOTICE


                               ELIGIBLE VEHICLES

                                 Vehicle
                               Identifica        Borrower's        Eligible
                                  tion            Purchase         Net Book
          Make      Model        Number             Price            Value















     Totals:








                             ADVANCE INSTRUCTIONS

Vehicle Dealer:
                         -------------------------------------------------
Finance Source
(for Vehicle Dealer):
                         -------------------------------------------------
Payment Instructions:
                         -------------------------------------------------

                         -------------------------------------------------

                         -------------------------------------------------

                                   EXHIBIT D

                    Form of Interest Rate Selection Notice

To:      NationsBank, National Association (South)
         Independence Center, 15th Floor
         101 North Tryon Street
         Charlotte, North Carolina 28255
         Telefacsimile:  (704) 386-9923
         Attention:  Corporate Credit Support

           Reference is hereby made to the Revolving Credit Agreement dated as of February 6, 1996 (the "Agreement") between VPSI, Inc. (the "Borrower") and NationsBank, National Association (South) (the "Lender"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby confirms its prior notice of a selection of a type of Loan and Interest Period given to the Lender by telephone at __________ __.m. on _________________, 199__ to the
following effect:

         Type of Loan      Interest                           Effective
         (Check One)       Period (1)       Amount(2)         Date (3)
         -----------       ----------       ---------         --------


Reference Loan    ______

CD Loan           ______

Eurodollar Loan   ______

- -----------------------

(1)      For any Eurodollar Loan, one, two or three months.
(2) Must be $100,000 or if greater an integral multiple of $10,000.
(3)      At least three (3) Eurodollar Business Days later if a
         Eurodollar Loan.

                                  VPSI, INC.


                                  BY: ________________________
                                       Authorized Representative

                                  DATE: _______________________

                                   EXHIBIT E

                            Form of Revolving Note


$50,000,000.00                                   Charlotte, North Carolina

                                                          February 6, 1996


         FOR VALUE RECEIVED, VPSI, INC., a Delaware corporation having its principal place of business located in Troy, Michigan (the "Borrower"), hereby promises to pay to the order of

         NATIONSBANK, NATIONAL ASSOCIATION (SOUTH) (the "Lender"), in its individual capacity, at the office of NationsBank, National Association (South) located at Independence Center, 15th Floor, Charlotte, North Carolina 28255 (or at such other place or places as the Lender may designate) at the times set forth in the Revolving Credit Agreement dated as of February 6, 1996 between the Borrower and the Lender (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of

         FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand (i) in the case of a Eurodollar Loan, until the end of the Interest Period with respect to such Eurodollar Loan, at a rate of two percent (2%) above the Eurodollar Rate applicable to such Eurodollar Loan, and (ii) thereafter, and with respect to Floating Rate Loans, at a rate two percent (2%) per annum in excess of the Reference Rate or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

         Interest hereunder shall be computed on the basis of a 360 day year for the actual number of days in the interest period.

         This Note is the Note referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                      VPSI, INC.

WITNESS:

______________________                By: _________________________________
                                      Name:  ______________________________
______________________                Title: ______________________________

                   ACKNOWLEDGEMENT OF EXECUTION ON BEHALF OF
                                  VPSI, INC.


STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this 6th day of February, 1996 A.D., personally appeared Sanford Miller known to be the Vice President of VPSI, Inc. (the "Borrower"), who, being by me duly sworn, says he works at 125 Basin Street, Suite 210, Daytona, Florida 32114, and that by authority duly given by, and as the act of, the Borrower, the foregoing and annexed Revolving Note dated February 6, 1996, was signed by him as said Vice President on behalf of the Borrower.

         Witness my hand and official seal this 6th day of June, 1995.



                                -----------------------------------
                                              Notary Public


(SEAL)

My commission expires:  __________

                        AFFIDAVIT OF David E. Spalding


         The undersigned, being first duly sworn, deposes and says that:

         1. He is an Assistant Vice President of NationsBank, National Association (South) (the "Bank") and works at NationsBank Tower, 100 Southeast 2nd Street, 14th Floor, Miami, Florida 33131.

         2. The Revolving Note of VPSI, Inc. to the Bank in the principal amount of $50,000,000.00, dated February 6, 1996 was executed before him and delivered to him on behalf of the Bank in Charlotte, North Carolina on February 6, 1996.

         This the 6th day of February, 1996.



                                      -----------------------------------
                                      David E. Spalding


                         Acknowledgement of Execution


STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         Before me, the undersigned, a Notary Public in and for said County and State on this 6th day of February, 1996 A.D., personally appeared David E. Spalding who before me affixed his signature to the above Affidavit.

         Witness my hand and official seal this 6th day of February, 1996.



                                    -----------------------------------
                                                  Notary Public

(SEAL)

My Commission Expires:  __________

                                   EXHIBIT F

             Form of Opinion of Borrower's and Guarantor's Counsel



                                 See attached.

           [LETTERHEAD OF MONACO, SMITH, HOOD PERKINS, LOUCKS & STOUT]

                                                            February 6,1996


Nations Bank, National Association (South)
Independence Center, 15th Floor
Charlotte, North Carolina 28255


                   OPINION OF BORROWER'S COUNSEL
                      AND GUARANTOR'S COUNSEL


           Re:  $50,000,000.00 Revolving Credit Facility from
                Nations Bank, National Association (South)
                ("Lender") to VPSI, Inc..('#Borrower'1)

Gentlemen:


We have acted as special counsel for VFSJ, Inc., a Delaware corporation (the "borrower") and Team Rental Group, Inc. a Delaware corporation (the Guarantor') in connection with tile above referenced Facility This opinion is furnished to you in order to fulfill the requirement set forth in your Revolving Credit Agreement dated February 6, 19% (the `Credit Agreement"). Capitalized terms not otherwise defined herein hall have the meanings assigned in the Credit Agreement In connection with rendering the opinions hereinafter expressed, we have examined the following loan documents (the "Loan Documents") which evidence and secure the referenced loan transaction:


     1.    Promissory Note from Borrower to Lender in the amount of Fifty
Million
           ($50,000,000) Dollars.


     2. Revolving Credit Agreement dated February 6, 996, including the Schedules and Exhibits thereto.

     3.    Guaranty Agreement of Team Rental Group, Inc., dated February 6,
           1996.


     4.    Assignment of Indebtedness and Liens by Chrysler Financial Corp.

                      MONACO, SMITH, HOOD, PERKINS,
                             LOUCKS & STOUT


Page 2
February 6,1996




     5.    Security Agreement dated February 6,1996.

     6.    UCC1 Financing Statement(s).

In addition, we have examined the following corporate documents:

           a. A certified copy of the Articles of Incorporation of Borrower and Guarantor, respectively, and all amendments thereto, together with certificates from the Secretary of State, State of Delaware, attesting that Borrower and Guarantor, respectively, are each presently active and in good standing under the laws of the State of Delaware.

           b. A copy of the By-Laws of the Borrower and Guarantor, certified by an authorized officer of each of such corporations, respectively, to be complete, accurate and currently in full force and effect.

                Corporate resolutions, certified by an authorized office of Borrower and Guarantor, respectively, authorizing the execution and delivery of the Loan Documents.

We have also examined such other certificates, documents and materials and have made such inquiries of the Borrower and Guarantor as we have deemed necessary in connection with rendering the opinions hereinafter set forth.

Further, with your consent, we have relied upon the representations and warranties expressly set forth in the Loan Documents.

Based upon the foregoing we are of the opinion that:

     1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its properties and to carry on its business as presently conducted by it in the State of Michigan and other jurisdictions where it does business.

     2. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its properties and to carry on its business as presently conducted by it in the

                            MONACO, SMITH1 HOOD, PERKINS,
                                   LOUCKS & STOUT

     Page3
     February 6,19%



State of Florida and other jurisdictions where it does business.

           3. The Borrower has the power to execute and deliver the Loan Documents to which it is a party and to perform thereunder. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party have been duly authorized by all requisite corporate action of the Borrower and the same will not violate any provision of the Articles of Incorporation or the Bylaws of the Borrower or, to the best of our knowledge,
(i) any applicable law of the State of Florida or, (ii) any applicable law of the United States, or (iii) any order of any court or governmental agency binding upon the Borrower.

           4. The following offer of the Borrower is duly authorized and empowered to execute and deliver the Loan Documents to which it is a party on behalf of the Borrower:

                 Name                                  Title

             Sanford Miller                            Vice President


           5. The Guarantor has the power to execute and deliver the Loan Documents to which it is a party and to perform thereunder. The execution, delivery and performance by the Guarantor of the Loan Documents to which it is a party have teen duly authorized by all requisite corporate action of the Guarantor and the same will not violate any provision of the Articles of Incorporation or the Bylaws of the Guarantor or, to the best of our knowledge,
(t) any applicable law of the State of Florida (ii) any applicable law of the United States, or (iii) any order of any court or governmental agency binding upon the Guarantor.

           6. The following officer of the Guarantor is duly authorized and empowered to execute and deliver the Loan Documents to which it is a party on behalf of the Guarantor:

                 Name                                  Title

             Sanford Miller                            Chief Executive Officer
                                                       and Chair of the Board

                      MONACO, SMITH, HOOD, PERKINS,
                             LOUCKS & STOUT



Page4
February 6,1996



     7. To the best of our knowledge after due inquiry or in reliance upon the warranties contained in the Loan Documents, the execution, delivery and performance by the Borrower or the Guarantor of the Loan Documents to which each is a party, respectively, will not, (i) violate the tens of any instrument, document or agreement to which the Borrower or the Guarantor is a party or by which it or its property is bound, or (ii) be in conflict with, result in a breach of or constitute (with giving of notice and/or lapse of time, or both) a default under any such instrument, document or agreement, or (iii) result in the creation or imposition of any lien upon any of the property or assets of the Borrower or the Guarantor, except for any liens in favor of the Lender created under the Loan Documents.

     8. The Loan Documents to which Borrower is a party have been duly executed and delivered by the Borrower, and, assuming due authorization, execution and delivery of the Loan Documents by the other parties thereto, constitute the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terns, except that enforceability may be limited by:

           A. Bankruptcy, insolvency, reorganization, moratorium or other similar laws or court decisions of general applicable relating to or affecting the enforcement of creditors' rights or the enforcement of security interests, if any;

           B. The unavailability of certain of the self-help and other remedies provided for in the Loan Documents which are not necessarily enforceable in the Federal courts or the Florida courts; but, in our opinion, such limitation on the unavailability or unenforceability of said self-help or other remedies does not render other remedies available pursuant to the provisions of the Loan Documents or by law inadequate for the practical realization of the security afforded by the Loan Documents;

           C. The unavailability or unenforceability of those provisions in the Loan Documents providing for the waiver of certain defenses and exemption rights on the part of the Borrower to the extent that a Federal court or Florida court might find a waiver of the same to be invalid as being against public policy;

           D. The unavailability, as a matter of strict right, of certain equitable

                      MONACO, SMITH, HOOD, PERKINS,
                             LOUCKS & STOUT



Page 5
February 6, 1996






                remedies provided for in the Loan Documents, including, without limitation, the right of the immediate appointment of a receiver without notice, the right of specific performance and the right to injunctive relief, as the availability of such equitable rights and remedies are, under Federal and Florida law, subject to and within the sole discretion of the court in which any proceedings for enforcement may be brought.


     9. The Loan Documents to which Guarantor is a party have been only executed and delivered by the Guarantor, and, assuming due authorization, execution and delivery of the Loan Documents by the other parties thereto, constitute the valid and legally binding obligations of the Guarantor, enforceable in accordance with their respective terms, except that enforceability may be limited by;

           A. Bankruptcy, insolvency, reorganization, moratorium or other similar laws or court decisions of general applicable relating to or affecting the enforcement of auditors' rights or the enforcement of security interests, if any;

           B. The unavailability of certain of the self-help and other remedies provided for in the Loan Documents, if any, which are not necessarily enforceable in the Federal courts or the Florida courts; but, in our opinion, such limitation on the unavailability or unenforceability of said self-help or other remedies does not render other remedies available pursuant to the provisions of the Loan Documents or by law inadequate for the practical realization of the security afforded by the Loan Documents;

           C. The unavailability or unenforceability of those provisions in the Loan Documents, if any, providing for the waiver of certain defenses and exemption rights on the part of the Borrower to the extent that a Federal court and Florida court might find a waiver of the same to be invalid as being against public policy;

           D. The unavailability, as a matter of strict right, of certain equitable remedies provided for in the Loan Documents, including, without limitation, the right of the immediate appointment of a receiver

                      MONACO, SMITH, HOOD, PERKINS,
                             LOUCKS & STOUT



Page 6
February 6,1996



                without notice, the right of specific performance and the right to injunctive relief, as the availability of such equitable rights and remedies are, under Federal and Florida law, subject to and within the sole discretion of the court in which any proceedings or enforcement may be brought.

     10. No consent, license, approval or authorization of any Federal, Florida or local Florida governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents which has not been duly obtained on or prior to the date hereof.

     11. To the best of our knowledge, (i) there is no action, suit or proceeding at law or in equity by or before any court, governmental inst-rumentality or agency, or any arbitrator, now pending or threatened against or affecting the Borrower or the Guarantor or any property or rights of the Borrower or the Guarantor which calls into question the validity or enforceability of any of the Loan Documents or the title to his or her office or any officer of the Borrower or the Guarantor, or which, if decided adversely to the Borrower or the Guarantor, would have a material adverse impact on the business, operations, or financial condition of the Borrower or the Guarantor on its ability to perform its obligations under the Loan Documents to which it is a party; and (ii) there are no judgments, liens, contingent liabilities, claims or counter claims which might materially adversely affect the Lender's rights under the Loan Documents or the Collateral in which the Lender is granted a security interest thereunder.

     12. To the best of our knowledge, after due inquiry, neither the Borrower nor the Guarantor is in default under any material document, instrument or agreement to which it is a party or by which it is bound.

     13. The making of the Loans pursuant to the provisions of the Loan Documents, and the application of the proceeds thereof as provided in the Loan Documents, do not violate Regulations G, U or X of the Board.

     14. The Borrower is not a "holding company" or a "subsidiary" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935.

     15. The Borrower is not an "investment company" or a company "controlled" by an "investment company" without the meaning of the Investment Company Act of

                      MONACO, SMITH, HOOD, PERKINS,
                             LOUCKS & STOUT



Page 7
February 6, 1996



1940, as amended.

     16. To the best of our knowledge, after due inquiry, neither the Borrower nor the Guarantor has received any notice to the effect that it is not in full compliance with any of the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations promulgated thereunder, and to the best of our knowledge, after due inquiry, there exists no event of the type described in Section 4O43 of ERISA, excluding subsections 4043(b) (2) and 4043(B) (3) thereof.

     17. To the best of our knowledge, after due inquiry, neither the Borrower nor the Guarantor is in violation of any applicable federal or Florida statute, regulation or ordinance of any government entity or of any agency thereof, which is reasonably likely to have a material adverse effect on the financial condition or operations of the Borrower or the Guarantor, or the ability of the Borrower or the Guarantor to perform its obligations under the Loan Documents to which each is a party, respectively.

     18. The security interest in the Collateral granted in the Security Agreement is a valid security interest. With respect to all personal property Collateral other than fixtures and motor vehicles:

           a. in which the Borrower currently has rights without the meaning  of
Section 679.ZO3(1)(c) of the Florida Statutes (Florida Uniform Commercial Code);

          b. in which a security interest is granted under the Security
Agreement;

          c. for which a security interest may be perfected by the filing of one or more financing statements in the financing statement records of the UCC Bureau of the Michigan Department of State (the "Filing Office").

The lien created under the Security Agreement against the Collateral, other than fixtures and motor vehicles, located in the State of Michigan will be perfected upon the filing of duly completed and executed financing statement(s) with the Filing Office. This letter does not opine as to the priority of such security interest lien.

     With respect to any motor vehicles titled in the State of Florida, the lien will be perfected upon the filing of a duly completed application for notation of the lien of the Lender (or an agent on behalf of the Lender) with the Department of Motor Vehicles of the State of Florida.

                      MONACO, SMITH, HOOD, PERKINS,
                             LOUCKS & STOUT



Page 8
February 6, 1996




     19. No documentary stamp, intangibles, excise or other duty, fee or impost is required by the State of Florida to be paid in connection with the execution and delivery of, or enforcement by the Lender of its rights under the Loan Documents.

     20. The Borrower has full capacity, power and authority to own the Borrower's property, to conduct the Borrower's business, to execute and deliver the Loan Documents, and to perform all of the Borrower's obligations under the Loan Documents.

     21. Except as otherwise specifically set forth in this opinion letter, the execution and delivery of the Loan Documents do not and shall not (a) violate any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Borrower, nor (b) to the best knowledge of Borrower's Counsel after due inquiry result in a breach of, or constitute a default under, any indenture, bond, mortgage, lease, installment, loan agreement or other agreement to which the Borrower is a party or by which the Borrower or the Property may be bound or affected.

     22. The Loan Documents will be governed by the usury laws of the State of Florida pursuant to the express choice of the parties. The subject Loan Documents are not usurious on their face, and the Loans will not violate applicable Florida civil usury laws provided the Lender does not charge or collect interest on the Loans (taking into account as interest and charges, however labeled, that are charges for the use of money) at an effective rate in excess of twenty five (25%) percent per annum, simple interest, calculated on the basis of a 365 (or 366 as applicable) day year.

     23. The extension of credit represented by the Loans are exempt from the provisions of the Federal Consumer Credit Protection Act (Truth-in-Lending Act) and Regulation "Z" of the Board of Governors of the Federal Reserve System because the Loans are only for the business or commercial purposes of the Borrower and the proceeds of the Loan are not being used for personal, family, household or agricultural purposes.

Wherever our opinion herein with respect to the existence or absence of fact is qualified by the phrase "to the best of our knowledge", it is intended to indicate that during the course of our representation of Borrower and Guarantor, no information has come to our attention which would give us actual knowledge of the existence or absence

                      MONACO, SMITH, HOOD1 PERKINS,
                             LOUCKS & STOUT



Page 9
February 6,1996



of such facts. Whenever it is indicated that our opinion is given after "due inquiry", it is intended to indicate that we have made such inquiry of the corporate officers and directors of the Borrower and Guarantor as we deemed appropriate or necessary in order to render the stated opinion. Our opinions are limited to Federal and Florida laws and the general corporation laws of Delaware. We are licensed to practice only in Florida and before the Federal courts.

This opinion has been rendered at the request of Borrower and Guarantor in satisfaction of the requirements of the Credit Agreement. It is intended for your use and benefit solely in connection with the referenced loan transaction, and accordingly, it is not to be used, published, quoted, copied or relied upon by any party other than you or in connection with any other transaction without our prior written consent.

                                      Respectfully submitted,

                                      MONACO, SMITH, HOOD, PERKINS,
                                      LOUCKS & STOUT, P.A.

                                      By: /s/ William E. Loucks
                                         ---------------------------
                                      William E. Loucks

                                   EXHIBIT G

                   Form of Guaranty and Suretyship Agreement

         THIS GUARANTY AND SURETYSHIP AGREEMENT, dated as of February 6, 1996 (the "Guaranty"), is made by Team Rental Group, Inc., a Delaware corporation (the "Guarantor"), to the parties named in Section 1 hereof. Except as otherwise defined herein, terms used herein defined in the Revolving Credit Agreement (defined below) shall be used herein as so defined.

                             W I T N E S S E T H:

         WHEREAS, arrangements have been made pursuant to a Revolving Credit Agreement dated as of February 6, 1996 (as the same may be amended, supplemented or modified, the "Credit Agreement") between VPSI, Inc. (the "Company") and NationsBank, National Association (South) (the "Lender") under the Credit Agreement and the Lender to extend and to make available to the Company a revolving credit facility in the aggregate principal amount of up to $50,000,000; and

         WHEREAS, the Lender is unwilling to extend the revolving credit facility pursuant to the Credit Agreement unless the Guarantor executes and delivers this Guaranty; and

         WHEREAS, the Company is a direct, wholly-owned Subsidiary of the Guarantor, and will materially benefit from the Loans made to the Borrower pursuant to the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises, the Guarantor hereby agrees as follows:

         1. GUARANTY AND SURETY. The Guarantor does hereby absolutely and unconditionally for the benefit of the Lender under the Credit Agreement guarantee and become surety for the full and timely payment when due (whether by acceleration or otherwise) (including amounts which, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (or any successor statute), would become due) of all Obligations as defined in the Credit Agreement whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, extended, renewed, replaced, refinanced or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred (all indebtedness, obligations and liabilities of the Borrower described in this
Section 1 are collectively referred to as the "Guarantied Obligations").

         2. GUARANTY OF PAYMENT. This is a guaranty of payment and not merely of collection. In the event of any default by the original obligor in payment or otherwise on any of the Guarantied
Obligations, the Guarantor will pay all or any portion of the

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Guarantied Obligations due or thereafter becoming due, whether by acceleration or otherwise, without offset of any kind whatsoever, without the Lender first being required to make demand upon the original obligor or pursue any of its rights against the original obligor, or against any other Person, including other guarantors (whether or not party to this Guaranty); and without being required to liquidate or to realize on any collateral security. In any right of action accruing to the Lender, the Lender may elect to proceed against (a) the Guarantor together with the original obligor or obligors; (b) the Guarantor and the original obligor or obligors individually; or (c) the Guarantor only, after giving ten (10) days prior written notice to the Borrower, without having first commenced any action against the original obligor or obligors.

         3. RIGHT TO DEAL WITH GUARANTIED OBLIGATIONS. Subject to the terms and conditions of the Credit Agreement, the Lender, without notice to Guarantor, may deal with any Guarantied Obligations and any collateral security therefor in such manner as it may deem advisable and may renew or extend the Guarantied Obligations or any part thereof; accept partial payment, or settle, release, compound, or compromise the same; demand additional collateral security therefor, and substitute or release the same; and may compromise or settle with or release and discharge from liability any other guarantor of any Guarantied Obligation, or any other Person liable to the Lender for all or any portion of the obligations of any original obligor; all without impairing the liability of the Guarantor hereunder.

         4. OTHER WAIVERS. Guarantor hereby unconditionally waives with respect to this Guaranty: (a) notice of acceptance of this Guaranty by the Lender and any notice of the incurring by either or both of the Borrowers of any Guarantied Obligation; (b) presentment for payment, protest, notice of protest and notice of dishonor to any party including either of the Borrowers or the Guarantor; (c) any disability of the original obligor or obligors or defense available to the original obligor or obligors, including absence or cessation of any original obligor's liability for any reason whatsoever; (d) any defense or circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety except final and irrevocable payment in full of the Guaranteed Obligations; and (e) all rights under any state or federal statute dealing with or affecting the rights of creditors.

         5. SUBORDINATION. Until the Guarantied Obligations are paid in full and the Lender is under no further obligation to lend or extend funds or credit which would constitute Guarantied Obligations, Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations of the Borrower to such Guarantor to the Guarantied Obligations, and all amounts due under such debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and paid over forthwith to the Lender on

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account of the Guarantied Obligations and, pending such payment, shall be held by the Guarantor as agent and bailee of the Lender separate and apart from all other funds, property and accounts of the Guarantor. Guarantor, at the reasonable request of the Lender, shall execute such further documents in favor of the Lender to further evidence and support the purpose of this
Section 5. Guarantor hereby irrevocably waives and releases any right or rights of subrogation or contribution existing at law, by contract or otherwise to recover all or any portion of any payment made hereunder from either of the Borrowers or any other guarantor.

         6. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants (which representations and warranties shall survive the delivery of this Guaranty and the making of the Loans), that:

                  (a)      Organization and Authority.

                           (i) it is a corporation duly organized and validly
                  existing under the laws of the jurisdiction of its incorporation;

                      (ii) it (x) has the requisite power and authority to own
                  its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a material adverse effect on its business or operations;

                     (iii) it has the power and authority to execute, deliver
                  and perform this Guaranty, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                      (iv) when executed and delivered, each of the Loan
                  Documents to which it is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

                  (b) Loan Documents. The execution, delivery and performance by Guarantor of each of the Loan Documents to which it is a party:

                           (i) have been duly authorized by all requisite corporate action (including any required shareholder

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




                  approval) by Guarantor required for the lawful execution, delivery and performance thereof;

                      (ii) do not violate any provisions of (x) applicable
                  law, rule or regulation, (y) any order of any court or other agency of government binding on Guarantor or its properties, or (z) the charter documents or by-laws of Guarantor;

                     (iii) will not be in conflict with, result in a breach of
                  or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, agreement or other instrument to which Guarantor is a party, or by which its properties or assets are bound; and

                      (iv) will not result in the creation or imposition of
                  any Lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets except Liens in favor of the Lender created by the Loan Documents;

                  (c) Solvency. It is Solvent after giving effect to the transactions contemplated by this Guaranty and the other Loan Documents;

                  (d) Subsidiaries and Stockholders. Guarantor has no Subsidiaries other than those Persons listed as Subsidiaries in
         Schedule 5.01(d) to the Credit Agreement; Schedule 5.01(d) to the Credit Agreement states as of the date hereof the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or equity interest owned by Guarantor or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Guarantor and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in
         Schedule 5.01(d), free and clear of any Lien.

                  (e) Ownership Interests. Guarantor owns no interest in any Person other than the Persons listed in Schedule 5.01(d) to the Credit Agreement;

                  (f) Financial Condition. (i) Guarantor has heretofore furnished to the Lender the unaudited interim financial statements of the Guarantor consisting of a balance sheet and

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




         related statements of income, stockholders' equity and cash flows for and as of the end of the quarterly period ending September 30, 1995. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Guarantor as of the end of such quarterly period and results of its operations and the changes in its stockholders' equity for the interim period then ended, all in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis, subject, however, to year end adjustments;

                           (ii) since September 30, 1995, there has been no material adverse change in the condition, financial or otherwise, of the Guarantor or in the businesses, properties and operations of the Guarantor, considered as a whole, nor have such businesses or properties, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

                           (iii) except as set forth in the financial statements referred to in Section 6(f)(i) or in Schedule 5.01(f) to the Credit Agreement or Schedule 5.01(j) to the Credit Agreement, neither the Guarantor nor any Subsidiary has incurred, other than in the ordinary course of business, any material indebtedness, obligations, commitments or other liability contingent or otherwise which remain outstanding or unsatisfied;

                  (g) Title to Properties. Guarantor has title to all of its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for (x) the transfer restrictions and Liens described in Schedule 5.01(g)-Liens of the Credit Agreement, and (y) Liens permitted under Section 8.04 of the Credit Agreement;

                  (h) Taxes. Guarantor has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith and against which reserves satisfactory to Guarantor's independent certified public accountants have been established, has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

                  (i)      Other Agreements.  Guarantor is not:

                           (i) a party to any judgment, order, decree or any
                  agreement or instrument or subject to restrictions materially adversely affecting its business, properties or assets, operation or condition (financial or otherwise); or


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                      (ii) in default in the performance, observance or
                  fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default has, or if not remedied within any applicable grace period could have, a material adverse effect on its business, operations or condition (financial or otherwise);

                  (j) Litigation. Except as set forth in Schedule 5.01(j) to the Credit Agreement, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of Guarantor, threatened by or against Guarantor or affecting Guarantor or any of its properties or rights, which could reasonably be expected to materially adversely affect its financial condition, business or operations;

                  (k) Margin Stock. Guarantor does not own any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board;

                  (l) Investment Company. Guarantor is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.);

                  (m) Patents, Etc. Guarantor owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of its business as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person;

                  (n) No Untrue Statement. Neither this Guaranty nor any other Loan Document or certificate or document executed and delivered by or on behalf of Guarantor in accordance with or pursuant to any Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading in any material respect;

                  (o) No Consents, Etc. Neither the business or properties of Guarantor, nor any relationship between Guarantor and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents to which Guarantor is a party and the transactions contemplated thereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental or other authority or any other Person on the part of Guarantor as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Guaranty or the other Loan Documents to which Guarantor is a party or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be;

                  (p)      ERISA.

                           (i) None of the employee benefit plans maintained at any time by Guarantor or the trusts created thereunder has engaged in a prohibited transaction which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA;

                      (ii) None of the employee benefit plans maintained at any time by Guarantor which are employee pension benefit plans and which are subject to Title IV of ERISA or the trusts created thereunder has been terminated so as to result in a material liability of Guarantor under ERISA nor has any such employee benefit plan of Guarantor incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, other than for required insurance premiums which have been paid or are not yet due and payable; Guarantor has not withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan resulting in any assessed and unpaid withdrawal liability; has made or provided for all contributions to all such employee pension benefit plans which it maintains and which are required as of the end of the most recent fiscal year under each such plan; Guarantor has not incurred any accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by such Pension Benefit Guaranty Corporation;

                     (iii) The present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV of ERISA, maintained by Guarantor, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such employee benefit plans allocable to such benefits;

                     (iv) The consummation of the Loans provided for in Article II of the Credit Agreement and consummation of the transactions contemplated hereby will not involve any

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         prohibited transaction under ERISA which is not subject to a statutory or administrative exemption;

                       (v) To the best of Guarantor's knowledge, each employee pension benefit plan subject to Title IV of ERISA, maintained by Guarantor, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

                      (vi) There has been no withdrawal liability incurred and unpaid with respect to any Multi-employer Plan to which Guarantor is or was a contributor;

                     (vii) As used in this Guaranty, the terms "employee benefit plan," "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA;

                    (viii) Guarantor has no liability not disclosed on any of the financial statements furnished to the Lenders pursuant to Section 7.01(f) of the Credit Agreement, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability would have a material adverse effect on the financial condition of Guarantor;

                  (q) No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder;

                  (r) Hazardous Materials. Guarantor is in compliance with all applicable Environmental Laws in all material respects and has not been notified of any action, suit, proceeding or investigation which calls into question compliance by Guarantor with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material;

                  (s) RICO. Guarantor is not engaged in and has not engaged in any course of conduct that could subject any of its properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws;

                  (t) Employment Matters. Guarantor is in compliance in all material respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending nor threatened any material litigation, administrative

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         proceeding nor, to the knowledge of Guarantor, any
         investigation, in respect of such matters;

                  (u) Other Agreements. No other agreement, representation or special condition exists between such Guarantor and the Lender regarding the liability of such Guarantor under this Guaranty; nor does any understanding exist between such Guarantor and the Lender that the obligations of the Guarantor under this Guaranty are or will be other than as set out herein;

                  (v) Defenses. As of the date hereof, such Guarantor has no defense whatsoever to any action or proceeding that may be brought to enforce this Guaranty;

                  (w) Ratification of Representations and Warranties in Existing Credit Agreement. The Guarantor hereby repeats and ratifies each of the representations and warranties made in Section 4 of the Existing Credit Agreement; and affirms with respect to itself and to its Subsidiaries that each of the representations and warranties set forth in Section 4 of the Existing Credit Agreement are true and correct in all material respects on and as of the date hereof, with the same effect as though such representations and warranties have been made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section
         4.5 of the Existing Credit Agreement shall be deemed to be those financial statements of the Guarantor as at September 30, 1995, which have been recently delivered to the Lender.

         7.       INCORPORATION OF COVENANTS.

                  (a) Covenants. Reference is made to the covenants contained in Section 5 of the Existing Credit Agreement (hereinafter referred to as the "Incorporated Covenants"). The Guarantor agrees with the Lender that, effective as of the date hereof, the Incorporated Covenants (and all other relevant provisions of the Existing Credit Agreement related thereto) are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein and shall inure to the benefit of the Lender, without giving effect to any waiver, amendment, modification or replacement of the Existing Credit Agreement or any term or provision of the Incorporated Covenants occurring subsequent to the date of this Agreement, except to the extent otherwise specifically provided in the following provisions of this paragraph. In the event a waiver is granted under the Existing Credit Agreement or an amendment or modification is executed with respect to the Existing Credit Agreement, and such waiver, amendment or modification affects the Incorporated Covenants, then such waiver, amendment or modification shall be effective

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         with respect to the Incorporated Covenants as incorporated by reference into this Agreement only if consented to in writing by the Lender hereunder. In the event of any replacement of the Existing Credit Agreement with a similar credit facility (the "New Facility") the covenants contained in the New Facility which correspond to the covenants contained in Section 5 of the Existing Credit Agreement shall become the Incorporated Covenants hereunder only if consented to in writing by the Lender hereunder and, if such consent is not granted, then the covenants contained in Section 5 of the Credit Agreement (together with any modifications or amendments approved in accordance with this paragraph) shall continue to be the Incorporated Covenants hereunder. If the Existing Credit Agreement (or any such New Facility, as the case may be) is terminated and not replaced, then the covenants contained in Section 5 of the Existing Credit Agreement (together with any modifications or amendments approved in accordance with this paragraph) shall continue to be the Incorporated Covenants hereunder.

                  (b) Financial Information, Reports, Etc. The Guarantor shall deliver or cause to be delivered (without duplication) to the Lender hereunder any financial reports, accountant's letters, registration statements, proxy statements, management letters and other reports, documents and information required to be delivered by the Guarantor, the Borrower or any other Person to the Bank pursuant to Section 5 of the Existing Credit Agreement (as amended, modified or supplemented from time to time), when and as required by such provision, to the same extent as if the Lender were the Bank under the Existing Credit Agreement.

         8. FINANCIAL REPORTS, ETC. In addition to the foregoing, until the Obligations have been paid and satisfied in full and the Credit Agreement has been terminated in accordance with the terms thereof, unless the Lender shall otherwise consent in writing, the Guarantor will and will cause each Subsidiary to:

                  (a) as soon as practical and in any event within 90 days after the end of each Fiscal Year of the Guarantor, deliver or cause to be delivered to the Lender consolidated balance sheets of the Guarantor and its Subsidiaries, and the notes thereto, and the related consolidated statements of income, stockholders' equity and cash flows and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing opinions of Deloitte & Touche, or other such independent certified public accountants selected by the Guarantor and approved by the Lender, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower;

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                  (b) as soon as practical and in any event within 45 days
         after the end of each fiscal quarter (except the last of the Fiscal
         Year), deliver to the Lender consolidated balance sheets of the Guarantor and its Subsidiaries as of the end of such reporting period, the related consolidated statements of income, stockholders' equity and cash flows for such reporting period and for the period from the beginning of the Fiscal Year through the end of such reporting period, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Guarantor and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, in conformity with the standards set forth in
         Section 6(f)(i) hereof with respect to interim financials;

                  (c) together with each delivery of the financial statements required by Section 8(a) hereof, deliver to the Lender a letter from the Guarantor's accountants specified in Section 8(a) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 8(a), they obtained no knowledge of any Default or Event of Default by the Guarantor in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

                  (d) promptly upon their becoming available to the Guarantor, the Guarantor shall deliver to the Lender a copy of (i) all regular or special reports or effective registration statements which Guarantor or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Guarantor to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Guarantor or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit of the Guarantor or any of its Subsidiaries; and

                  (e) promptly, from time to time, deliver or cause to be delivered to the Lender such other information regarding Guarantor's and each Subsidiary's operations, business affairs and financial condition as the Lender may reasonably request. The Lender is hereby authorized to deliver a copy of any such financial information delivered hereunder to the Lender (or any affiliate of the Lender), to any regulatory authority having jurisdiction over the Lender pursuant to any written request therefor, to any other Person who shall acquire or consider the acquisition of a participation interest in or

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         assignment of any Loan permitted by the Credit Agreement and to any Affiliate of the Lender.

         9. NO WAIVER BY THE LENDER. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. Failure by the Lender to insist upon strict performance hereof shall not constitute a relinquishment of its right to demand strict performance at another time. Receipt by the Lender of any payment by any person on any Guarantied Obligation, with knowledge of a default on any Guarantied Obligation or of a breach of this Guaranty, or both, shall not be construed as a waiver of the default or breach.

         10. CONTINUING GUARANTY; TERMINATION. THIS GUARANTY IS A CONTINUING GUARANTY AND SHALL CONTINUE IN FULL FORCE AND EFFECT UNTIL SUCH TIME AS ALL GUARANTIED OBLIGATIONS SHALL HAVE BEEN INDEFEASIBLY PAID IN FULL AND THE LENDER SHALL BE UNDER NO FURTHER OBLIGATION TO LEND OR TO ADVANCE FUNDS CONSTITUTING GUARANTIED OBLIGATIONS.

         11. BENEFITS OF AGREEMENT. This Guaranty is freely assignable and transferable by the Lender to any permitted assignee and transferee of any Guarantied Obligation; however, the duties and obligations of the Guarantor may not be delegated or transferred by the Guarantor without the written consent of the Lender. The rights and privileges of the Lender shall inure to the benefit of their respective successors and assigns, and the duties and obligations of the Guarantors shall bind its successors and assigns.

         12. EXPENSES; INDEMNITY. The Guarantor will upon demand pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which it may reasonably incur in connection with enforcement of this Guaranty or the failure by the Guarantor to perform or observe any of the provisions hereof. The Guarantor agrees to indemnify and hold harmless the Lender from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, growing out of or resulting from this Guaranty or the exercise by the Lender of any right or remedy granted to it hereunder or under the other Loan Documents, other than such items arising out of the bad faith, gross negligence or willful misconduct on the part of the Lender. If and to the extent that the obligations of the Guarantor under this Section 12 are unenforceable for any reason, the Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.


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         13. AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed as to the Obligations, by the Guarantor and the Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment, waiver or consent shall (a) deprive the Lender of the benefits generally of this Guaranty without the written consent of the Lender, or (b) alter the provisions of this Section 11 without the written consent of the Lender.

         14. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be given in the manner set forth in Section 10.02 of the Credit Agreement.

         15. INTERPRETATION; PARTIAL INVALIDITY. Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         16. MISCELLANEOUS; REMEDIES CUMULATIVE. Unless the context of this Guaranty otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." The section headings used herein are for convenience of reference only and shall not define, limit or extend the provisions of this Guaranty. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Lender provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower pursuant to the Credit Agreement shall be presumed conclusively to have been made or extended, respectively, in reliance upon the obligations of the Guarantor incurred pursuant to this Guaranty.

         17. GOVERNING LAW. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF FLORIDA. GUARANTOR AND THE LENDER EACH HEREBY (I) SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF FLORIDA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY OR FOR THE PURPOSE OF COLLECTION AND (II) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION.

         18. REPAYMENT OR RECOVERY. If claim is ever made upon the Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations and the Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or

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(b) any settlement or compromise of any such claim effected by the Lender with any such claimant (including the original obligor), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any Guarantied Obligation or any security therefor, and the Guarantor shall be and remain liable to the Lender for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

         19. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (as defined in either of the Agreements), Guarantor agrees that the Lender shall have a lien for all the liabilities of the Guarantor upon all deposits or deposit accounts, of any kind (other than deposits identified as being held for third parties), or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Lender or otherwise in the possession or control of the Lender (other than for safekeeping) for any purpose for the account or benefit of the Guarantor and including any balance of any deposit account or of any credit of the Guarantor with the Lender, whether now existing or hereafter established, hereby authorizing the Lender at any time or times, upon the occurrence and during the continuance of an Event of Default, with or without prior notice (but with notice with reasonable promptness after such set-off) to apply such balances or any part thereof to such of the liabilities of the Guarantor to the Lender then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this Section 19, all remittances and property shall be deemed to be in the possession of the Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         20. REFERENCES TO CREDIT AGREEMENT DEFINITIONS. In the event that the Credit Agreement shall no longer be in effect at any time while this Guaranty shall continue in effect or there shall otherwise continue to remain outstanding Guarantied Obligations, all references to the Credit Agreement, including terms defined by reference to their respective definitions contained in the Credit Agreement, shall be deemed to refer to the Credit Agreement as in effect as of the date hereof, with such amendments thereto to which the Lender shall have given express consent in accordance with the Loan Documents.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officers hereunto duly authorized as of the date first above written.



WITNESS:                            TEAM RENTAL GROUP, INC.


_______________________             By:________________________________
                                        Sanford Miller, President
- -----------------------

                                    Address:  125 Basin Street
                                              Suite 210
                                              Daytona, Florida 32114
                                              Attention: Sanford Miller,
                                                         President
                                    Telephone No. (904) 238-7035
                                    Telefacsimile No. (904) 238-7461


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                                  Schedule 1

                             Repurchase Agreements



         None.

                                      95





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                                  Schedule 2

                             Closing Date Vehicles

                                      96